As filed with the Securities and Exchange Commission on September 25, 2020

Registration No. 333-248652

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMALGAMATED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	6022	85-2757101
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

275 Seventh Ave.

New York, NY 10001

(212) 255-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith Mestrich

President and Chief Executive Officer

Amalgamated Financial Corp.

275 Seventh Ave.

New York, NY 10001

(212) 255-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Neil E. Grayson

Allie L. Nagy

Brittany M. McIntosh

Nelson Mullins Riley & Scarborough, LLP

2 W. Washington St., Suite 400

Greenville, South Carolina 29601

(864) 250-2235

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

This Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933.

THE INFORMATION HEREIN IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT COMPLETE THE REORGANIZATION AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

SUBJECT TO COMPLETION,

DATED SEPTEMBER 25, 2020

AMALGAMATED BANK 275 Seventh Ave. New York, NY 10001 (Proxy Statement)	AMALGAMATED FINANCIAL CORP. 275 Seventh Ave. New York, NY 10001 (Prospectus)

REORGANIZATION PROPOSED

YOUR VOTE IS IMPORTANT

The board of directors of Amalgamated Bank, which we refer to as the Bank, we, us or our, is proposing a reorganization that, if approved by our state banking regulator and by our stockholders, will result in the Bank becoming a wholly owned subsidiary of a newly-organized bank holding company, Amalgamated Financial Corp., a Delaware public benefit corporation, which we refer to as the Holding Company or Amalgamated Financial, that will, in turn, be owned by the current stockholders of the Bank. The reorganization involves only a change in the form of ownership of Amalgamated Bank, and does not involve a sale of the Bank and it will not change your equity or voting interest in our operations relative to other stockholders. If the reorganization is completed, each outstanding share of Class A common stock of the Bank, which we refer to as Bank common stock, will be exchanged for one share of common stock of the Holding Company, which we refer to as Holding Company common stock or Amalgamated Financial common stock, all currently-outstanding options to purchase Bank common stock will be converted into substantially identical options to purchase a like number of shares of Holding Company common stock, and each outstanding award of Bank restricted stock units will be automatically converted into a substantially identical award of Holding Company restricted stock units.

Bank common stock is listed on The Nasdaq Global Market under the symbol “AMAL” and we expect that, following the reorganization, Holding Company common stock will be similarly listed.

The reorganization can only occur if the holders of two-thirds of the outstanding shares of Bank common stock approve it. The Bank is holding a special meeting of its stockholders on [•], 2020 for this purpose. At the special meeting, stockholders of the Bank will be asked to consider and vote on the proposed reorganization.

This document is both a proxy statement by which the board of directors of the Bank is soliciting proxies for use at the special meeting, and a prospectus relating to the shares of Holding Company common stock that Bank stockholders will receive in the reorganization if it is completed.

You should read the information under “RISK FACTORS” beginning on page 18 before you decide how to vote.

Our board of directors believes that the reorganization is in the best interests of the Bank and its stockholders, unanimously approved the reorganization, and unanimously recommends that you vote “FOR” approval of the reorganization.

THE SHARES OF HOLDING COMPANY COMMON STOCK TO BE ISSUED IN THE REORGANIZATION WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN THE REORGANIZATION, PASSED UPON THE ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS VERY IMPORTANT, regardless of how many shares you own. You have a number of ways to vote (mail-in proxy or on-line) in addition to voting via the Internet if you attend the meeting virtually, and we encourage you to use them. Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. You may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope. By using the Internet, you help us reduce postage and proxy tabulation costs. Your vote is important, and we appreciate the time and consideration that we are sure you will give it.

Very truly yours,

/s/ Lynne P. Fox
Lynne P. Fox, Chair of the Board of Directors

This proxy statement/prospectus is dated [●], 2020, and

is first being mailed to the Bank’s stockholders on or about [●], 2020.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2020

To the Stockholders of Amalgamated Bank:

You are cordially invited to attend the special meeting of stockholders of Amalgamated Bank to be held at [•] a.m., Eastern Time, on [•], 2020. As noted below, due to the health and safety concerns related to the coronavirus (COVID-19), the special meeting will be a completely virtual meeting of stockholders. Stockholders of record can attend the meeting via the Internet at https://web.lumiagm.com/244397439 by using your 11-digit control number on your proxy card and the instructions included in the enclosed proxy statement/prospectus. The password for the virtual meeting is amalgamated2020. Stockholders who hold their shares in “street name” (i.e. through a bank, broker or other nominee) must first obtain a legal proxy from their bank, broker or other nominee to participate in the virtual meeting, as more fully described on page 21 of the enclosed proxy statement/prospectus.

The meeting will be held for the following purposes:

1.

The approval of the reorganization of the Bank into a holding company form of ownership by approving a Plan of Acquisition, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company, a newly formed Delaware public benefit corporation, and each outstanding share of Class A common stock of the Bank, which we refer to as Bank common stock, will be exchanged for one share of common stock of the Holding Company, which we refer to as Holding Company common stock (we refer to this proposal as the reorganization proposal); and

2.

The adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal (we refer to this proposal as the adjournment proposal).

Only holders of record of Bank common stock as of October 21, 2020 are entitled to notice of and to vote at the special meeting. Each share of Bank common stock entitles the holder to one vote on all matters voted on at the meeting. The enclosed proxy statement/prospectus provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to virtually attend the meeting. If you attend the meeting virtually over the Internet, you may continue to have your shares voted as instructed in a previously delivered proxy or you may vote your shares via the Internet at the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement/prospectus.

Our board of directors and management is sensitive to the evolving developments associated with COVID-19, including current New York government health directives to use social distancing and to limit the size of gatherings. The health and well-being of our employees, stockholders, directors, officers and other stakeholders are paramount. Your virtual attendance at the meeting affords you the same rights and opportunities to participate as you would have at an in-person meeting.

The proposed reorganization entitles you to dissent and demand payment for your shares of Bank common stock under Section 143-a of the New York Banking Law (if the reorganization proposal is adopted by our stockholders at the special meeting despite your dissent), but only if you fulfill the requirements of Section 6022 of the New York Banking Law (a copy of which is provided at Annex B to the accompanying proxy statement/prospectus), which require you to, among other things, submit a written objection to us before the vote of the stockholders at the special meeting. Please refer to the New York Banking Law for a complete description of the applicable requirements and restrictions regarding your dissenters’ rights.

Our directors unanimously believe that the proposed reorganization is in the best interests of the Bank and its stockholders, and urge you to vote FOR the reorganization proposal.

By Order of the Board of Directors,

/s/ Lynne P. Fox
[•], 2020	Lynne P. Fox, Chair of the Board of Directors

WHERE YOU CAN FIND MORE INFORMATION

Bank Periodic Reports

The Bank is subject to the reporting and other information requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and accordingly files reports, proxy statements and other business and financial information with the Federal Deposit Insurance Corporation, which we refer to as the FDIC. You may read and copy this information at the public reference facilities maintained by the FDIC, at the Public Reference Section, Room F-6043, 550 17th Street, N.W., Washington, DC 20429. You may also request copies of this information by telephone at (877) 275-3342 or by fax at (202) 898-3909.

The FDIC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, such as the Bank, who file electronically with the FDIC. The address of the site is http://www.fdic.gov/efr/. The reports and other information filed by the Bank with the FDIC are also available at the Bank’s website, free of charge, at http://www.amalgamatedbank.com, under Investor Relations. The web addresses of the FDIC and the Bank are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

Holding Company Periodic Reports

The Holding Company is not currently subject to the reporting and information requirements of the Exchange Act. If the reorganization takes place, the Holding Company will become subject to the Exchange Act and will be required to file reports, proxy statements and other business and financial information with the U.S. Securities and Exchange Commission, which we refer to as the SEC, in the same manner and to the same extent as the Bank is currently required to file such reports, proxy statements and other business and financial information with the FDIC.

Holding Company Registration Statement

The Holding Company has filed with the SEC, a registration statement on Form S-4EF relating to the shares of Holding Company common stock that will be issued in the reorganization, of which this document forms a part. As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may obtain a free copy of the registration statement, including any amendments, schedules and exhibits at the address set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates by reference documents that the Bank has previously filed under the Exchange Act, and that it may file through the date of the special meeting, with the FDIC. They contain important information about the Bank and its financial condition. For further information, please see the section entitled “Incorporation of Certain Documents by Reference.”

These documents are available without charge to you upon written or oral request to the Bank’s principal executive office. The address and telephone number of such principal executive office is listed below.

Amalgamated Bank

275 Seventh Avenue

New York, New York 10001

Attention: Corporate Secretary

(212) 895-4490

To ensure timely delivery of any requested information, you must make any request no later than [•], 2020, which is five business days before the special meeting.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

All references in this proxy statement/prospectus to “Amalgamated Financial” or the “Holding Company” refer to Amalgamated Financial Corp., a Delaware public benefit corporation and all references to “Amalgamated Bank” or the “Bank” refer to Amalgamated Bank, a New York state-chartered bank and trust company. All references in this proxy statement/prospectus to “Holding Company common stock” or “Amalgamated Financial common stock” refer to the common stock of Amalgamated Financial, par value $0.01 per share, and all references in this proxy statement/prospectus to “Bank common stock” refer to the Class A common stock of Amalgamated Bank, par value $0.01 per share. All references in this proxy statement/prospectus to “we,” “our” and “us” refer to the Bank, unless otherwise indicated or as the context requires.

This proxy statement/prospectus, which forms part of a registration statement on Form S-4EF filed with the SEC by Amalgamated Financial, constitutes a prospectus of Amalgamated Financial under Section 5 of the Securities Act of 1933, as amended, referred to as the Securities Act, with respect to the shares of Amalgamated Financial common stock to be offered to Bank stockholders in connection with the reorganization. This proxy statement/prospectus also constitutes a proxy statement for the Bank under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the Bank’s special meeting of stockholders.

No person has been authorized to give any information or make any representation about the reorganization, the Holding Company or the Bank that differs from, or adds to, the information in this proxy statement/prospectus or in documents that are publicly filed by the Holding Company with the SEC or by the Bank under the Exchange Act with the FDIC. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This document is dated [•], and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this proxy statement/prospectus to Bank stockholders nor the issuance of Holding Company common stock in the reorganization shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

v

Annex A – Plan of Acquisition between Amalgamated Bank and Amalgamated Financial Corp.

Annex B – Dissenters’ Rights Provisions of Section 6022 of the New York Banking Law

Annex C – Certificate of Incorporation of Amalgamated Financial Corp.

Annex D – Bylaws of Amalgamated Financial Corp.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the reorganization and the Bank’s special meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement/prospectus.

Why am I receiving this document?

This document serves two purposes. First, it is a proxy statement by which the Bank’s board of directors is soliciting proxies for use at a special meeting of stockholders of the Bank, which we refer to as the special meeting, to consider a proposed reorganization involving the formation of a holding company for the Bank. The reorganization would be effected by a Plan of Acquisition, which has been approved by the boards of directors of the Bank and the Holding Company and is being recommended to the stockholders of the Bank for their approval. A copy of the Plan of Acquisition is attached to this proxy statement/prospectus as Annex A and is incorporated by reference herein.

Second, this document is a prospectus relating to the shares of Holding Company common stock that Bank stockholders will receive if the proposed reorganization is completed.

What am I being asked to vote on?

The Bank is soliciting proxies from its stockholders with respect to the following proposals:

•	a proposal to approve a proposed reorganization in which Amalgamated Financial will become a bank holding company of the Bank and will own all of the shares of the Bank; and

•

a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal.

How can I attend the special meeting?

Due to the public health and travel concerns our stockholders may have related to COVID-19 and the protocols that federal, state, and local governments have imposed on public gatherings, including current New York government health directives to use social distancing and to limit the size of gatherings, our meeting will be conducted online, in a fashion similar to an in-person meeting. We designed the format of the virtual special meeting to ensure that our stockholders who attend our special meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our board members and executive officers will attend the meeting and be available for questions.

Access to the Audio Webcast of the Meeting: The live audio webcast of the meeting will begin promptly at [•] a.m. local time. Online access to the audio webcast will open approximately 60 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time to allow ample time to complete the online check-in process.

Log-in Instructions if You Hold Shares in Your Own Name: To attend the virtual meeting, login at https://web.lumiagm.com/244397439. Stockholders will need their unique 11-digit control number which appears on your proxy card and the instructions included in this proxy statement/prospectus. The password for the virtual meeting is amalgamated2020.

Log-in Instructions if Your Shares are Held in Street Name through a Bank, Broker or Other Nominee: If you hold your shares in street name and you wish to virtually attend and participate in the special meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the special meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement/prospectus, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the special meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [•], 2020.

The password for the virtual meeting is amalgamated2020.

Can I attend the special meeting as a guest?

Yes, anyone wishing to attend the special meeting as a guest in listen-only mode, please access https://web.lumiagm.com/244397439 and enter the information requested on the screen. Please note that those who attend as guests will not have the ability to ask questions or vote during the meeting.

How can I ask questions during the meeting?

Stockholders may submit questions in real time during the meeting at https://web.lumiagm.com/244397439 and typing their question into the “Ask a Question” field, and clicking “Submit.” We intend to answer all questions submitted during the meeting in accordance with the special meeting’s Rules of Conduct which are pertinent to the Bank and the meeting matters, as time permits. The Rules of Conduct will be posted at the virtual special meeting forum at https://web.lumiagm.com/244397439. Responses to any such questions that are not addressed during the meeting will be published following the meeting on our website at www.amalgamatedbank.com under the link “Investor Relations.” Questions and responses will be grouped by topic and substantially similar questions will be grouped and responded to once.

What can I do if I need technical assistance during the meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-800-937-5449.

Who is entitled to vote at the special meeting?

All holders of Bank common stock who held shares at the close of business on October 21, 2020, which we refer to as the record date, are entitled to receive notice of and to vote at the Bank special meeting, provided that such shares of Bank common stock remain outstanding on the date of the special meeting.

What constitutes a quorum at the special meeting?

Holders of a majority of the outstanding shares of Bank common stock as of the record date must be present at the meeting, either virtually or by proxy, to hold the meeting and conduct business. This is called a quorum. In determining whether we have a quorum at the special meeting for purposes of all matters to be voted on, all votes “for” or “against” and all votes to “abstain” will be counted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

What vote is required to approve each proposal at the special meeting?

Reorganization proposal:

•

Standard: Approval of the reorganization proposal requires the affirmative vote of two-thirds of the issued and outstanding shares of Bank common stock entitled to vote. Bank stockholders must approve the reorganization proposal in order for the reorganization to occur. If Bank stockholders fail to approve the reorganization proposal, the reorganization will not occur.

•

Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy card or fail to instruct your bank or broker how to vote with respect to the reorganization proposal, it will have the same effect as a vote “AGAINST” the proposal.

Adjournment proposal:

•

Standard: Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of shares of Bank common stock present virtually or represented by proxy and entitled to vote at the special meeting. If the Bank’s stockholders fail to approve the adjournment proposal, but approve the reorganization proposal, the reorganization may nonetheless occur.

•

Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy card or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, you will be deemed not to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Why do we need a bank holding company?

We believe that the bank holding company structure will help our overall organization to be more competitive. With the bank holding company structure, we believe that as the Bank continues to grow and prosper, we will more easily be able to engage in new lines of business and to buy other banks or branches of other banks if those opportunities arise. In addition, the holding company structure will permit the efficient use of debt to fund these types of activities. The reasons we believe a bank holding company is advantageous are explained more fully under “THE REORGANIZATION – Reasons for the reorganization” beginning on page 27.

Does this mean the Bank is being sold?

The Bank is not being sold and you are not being asked to relinquish your ownership interests in our organization. Rather, if the reorganization is completed, you will be entitled to receive one share of Holding Company common stock for every share of Bank common stock that you own, any outstanding options to purchase Bank common stock will be converted into substantially identical options to purchase a like number of shares of Holding Company common stock, and each outstanding award of Bank restricted stock units will be automatically converted into a substantially identical award of Holding Company restricted stock units.

What happens to the Bank if the reorganization is completed?

The Bank will continue to operate with all of its same directors, officers and employees and at the same locations. The only difference is that the Bank common stock will be owned by the Holding Company and you and other stockholders will own shares of the Holding Company rather than shares of the Bank.

If I do not want to be a stockholder of the Holding Company, can I continue to own Bank common stock?

No. However, if the reorganization is completed, you will be entitled to receive cash for your shares of Bank common stock if you exercise what are known as “dissenters’ rights” and follow the procedures required by the New York Banking Law. These procedures and statutes are summarized under “DISSENTERS’ RIGHTS“ on page 31.

In addition to Bank stockholder approval, what other approvals are required?

We cannot complete the reorganization unless the New York State Department of Financial Services, which we refer to as the NYDFS, approves it. An application for approval of the reorganization of the Bank and the Holding Company has been filed with the NYDFS. Although we do not know of any reason why we would be unable to obtain this regulatory approval in a timely manner, we cannot be certain that we will obtain it, or when we will obtain it.

When will the reorganization be completed?

The reorganization will occur after we receive approval from the Bank’s stockholders, the NYDFS and all of the other conditions have been satisfied or waived. Currently, we anticipate that the reorganization will be completed in the fourth quarter of 2020.

Will the Bank continue to have an annual stockholders’ meeting?

Yes. However, if the reorganization is completed, Holding Company stockholders will have the right to elect the directors of the Holding Company, but will no longer have any right to elect the directors of the Bank. The Holding Company currently plans to hold annual stockholders’ meetings in substantially the same fashion that the Bank has held such meetings historically.

What do I need to do now?

After carefully reading and considering the information contained in or incorporated by reference into this proxy statement/prospectus, including its annexes, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth herein or on the enclosed proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of your broker, bank or other nominee.

What are the rules for voting and how do I vote?

As of September 22, 2020, we had 31,049,525 shares of Bank common stock outstanding and entitled to vote at the special meeting. Each share of Bank common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of Bank common stock vote as a single class.

If you hold shares in your own name, you may vote by selecting any of the following options:

•	By Internet: Go to www.voteproxy.com and follow the on-screen instructions.

•	By Mail: Complete the proxy card, date and sign it, and return it in the postage-paid envelope provided.

•

Vote via the Internet During the Meeting: You may choose to vote electronically via the Internet at https://web.lumiagm.com/244397439 during the virtual meeting. Stockholders will need their unique 11-digit control number which appears on the proxy card and the instructions included in this proxy statement/prospectus.

When the accompanying proxy is returned properly executed, the Bank common stock represented by it will be voted at the special meeting or any adjournment or postponement of the meeting in accordance with the instructions contained in the proxy card. Your internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. If a proxy is returned without an indication as to how the shares of Bank common stock represented are to be voted with regard to a particular proposal, the Bank common stock represented by the proxy will be voted in accordance with the recommendation of the Bank’s board of directors and, therefore, “FOR” the reorganization proposal and “FOR” the adjournment proposal. Voting results will be tabulated and certified by American Stock Transfer & Trust Company, LLC.

As of the date of this proxy statement/prospectus, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the Bank’s board of directors on any of the following matters:

•	any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our stockholders; and

•	matters incident to the conduct of the meeting.

If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you hold your shares in street name and you wish to virtually vote via the Internet during the special meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the special meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement/prospectus, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the special you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [•], 2020.

If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares only on certain “routine” matters. Because none of the proposals to be voted on at the special meeting are “routine” matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the special meeting. As a result, if you hold your shares of Bank common stock in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote.

How can I revoke my proxy?

If you are a stockholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

•	timely delivering a signed written notice of revocation to the Corporate Secretary of the Bank;

•	timely delivering a new, valid proxy bearing a later date either by mail or electronic vote over the Internet; or

•	attending the special meeting and voting via the Internet. Simply attending the special meeting without voting will not revoke any proxy that you have previously given or change your vote.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold shares of Bank common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold such shares. If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you will receive more than one proxy statement/prospectus and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Should I send in my stock certificates now?

No. You SHOULD NOT send in any stock certificates now. After the reorganization is complete, if you hold any physical certificates (i.e. your shares are not held in book-entry form), you will receive separate written instructions for surrendering your shares of Bank common stock in exchange for Holding Company stock. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card.

What is householding and how does it affect me?

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable stockholders provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Bank common stock held through brokerage firms. If your family has multiple accounts holding Bank common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement/prospectus. The broker will arrange for delivery of a separate copy of this proxy statement/prospectus promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Whom should I contact for more information?

For more information regarding the proposed reorganization, call or write to:

Amalgamated Bank

275 Seventh Avenue

New York, New York 10001

Attention: Corporate Secretary

(212) 895-4490

6

SUMMARY

This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote. In addition, we incorporate by reference important business and financial information about the Bank into this proxy statement/prospectus. See “Where You Can Find More Information” in the forepart of this proxy statement/prospectus and “Incorporation of Certain Documents by Reference” beginning on page 64. Numerous items in this summary include a page reference directing you to a more complete description of that item.

Parties to the Reorganization

Amalgamated Financial Corp.

Amalgamated Financial Corp. is a corporation organized in August 2020 as a Delaware public benefit corporation at the direction of the Bank’s board of directors solely for the purpose of becoming a holding company for the Bank. For more information, see “INFORMATION ABOUT THE HOLDING COMPANY” on page 46.

Amalgamated Bank

Amalgamated Bank is a New York state-chartered commercial bank and a chartered trust company headquartered in New York, New York. The Bank provides a broad range of products and services to a target customer base that wants a financial partner that is socially responsible, values-oriented and committed to creating positive change in the world. These customers include advocacy-based non-profits, social welfare organizations, national and local labor unions, political organizations, foundations, and sustainability-focused, socially responsible businesses (we refer to these organizations on a collective basis as socially responsible organizations), as well as the members and stakeholders of these commercial customers. For more information, see “INFORMATION ABOUT THE BANK” on page 61.

Mailing Address and Principal Executive Office

The mailing address and principal executive office of each of the Bank and the Holding Company is 275 Seventh Avenue, New York, New York 10001 and the telephone number for each is (212) 255-6200.

Description of the Reorganization

If the reorganization is approved by the Bank’s stockholders, and by the NYDFS—and assuming that you do not properly exercise your dissenters’ rights—each share of Bank common stock you own will be automatically converted into the right to receive one share of Holding Company common stock. In addition, each outstanding stock option to purchase Bank common stock will be automatically converted into a substantially identical stock option to purchase Holding Company common stock and each outstanding award of Bank restricted stock units will be automatically converted into a substantially identical award of Holding Company restricted stock units. As a result, the Holding Company will be owned by the Bank’s former stockholders (in the same proportion that they currently own the common stock of the Bank) and the Bank will become a wholly owned subsidiary of the Holding Company. The terms of the reorganization are set forth in the Plan of Acquisition, approved by the boards of directors of the Holding Company and the Bank, a copy of which is attached to this proxy statement/prospectus as Annex A, and are summarized under “THE REORGANIZATION” beginning on page 26.

Reasons for the Reorganization and Recommendation of the Bank’s Board of Directors

Our board of directors believes that the formation of a holding company will benefit the Bank and its stockholders as a holding company provides many operational and strategic advantages over a stand-alone bank. Such advantages include the ability for the holding company to more readily expand its business and enter other markets and the greater flexibility that the holding company structure provides in meeting future capital needs, and, as a result, the ability of the Bank to compete more effectively with other banks that are held by bank holding companies. See “THE REORGANIZATION – Reasons for the Reorganization” beginning on page 27.

Approval of the reorganization requires the affirmative vote of two-thirds of the issued and outstanding shares of Bank common stock entitled to vote. As of September 22, 2020, the Bank’s directors and executive officers or their affiliates beneficially owned and were entitled to vote an aggregate of 16,550,019 shares of Bank common stock, representing approximately 53.3% of the shares of Bank common stock outstanding on that date, and held options to purchase 1,570,140 shares of Bank common stock.

As of September 22, 2020, the Holding Company held no shares of Bank common stock, and its directors and executive officers or their affiliates beneficially held in the aggregate 16,550,019 shares of Bank common stock. The approval of the stockholders of the Holding Company is not required, pursuant to the applicable provisions of the Delaware General Corporation Law, which we refer to as the DGCL, to consummate reorganization and related share exchange.

For the foregoing reasons, the Bank’s board of directors unanimously recommends that you vote your shares of Bank common stock FOR approval of the reorganization proposal.

Effect of the Reorganization

Immediately after the reorganization takes place, (1) assuming there are no dissenters, the Holding Company will have the same number of outstanding shares of common stock that the Bank had issued and outstanding immediately before the reorganization, and (2) unless you perfect and exercise your dissenters’ rights, you will hold the same number of shares of Holding Company common stock that you held in the Bank immediately before the reorganization. Further, if applicable, you will hold options to acquire the same number of shares of Holding Company common stock that you held to acquire Bank common stock immediately before the reorganization and you will hold restricted stock units to acquire the same number of shares of Holding Company common stock that you held to acquire Bank common stock immediately before the reorganization.

Differences in Stockholder Rights

As stockholders of the Bank, your rights are governed by the provisions of New York Banking Law and the Bank’s organization certificate and bylaws, but your rights as a stockholder of the Holding Company will be governed by the DGCL and the Holding Company’s certificate of incorporation and bylaws. There are many similarities but several principal differences between your rights as a stockholder of the Bank and what your rights will be if the reorganization is approved and you become a stockholder of the Holding Company. These differences are a result of differences between the New York Banking Law and the DGCL, as well as differences between the Bank’s and the Holding Company’s respective organization documents. For a discussion of the differences in each entities’ organizational documents, see “COMPARISON OF STOCKHOLDERS’ RIGHTS” beginning on page 40.

Special Meeting

The special meeting will be held on [•] 2020, at [•] a.m., Eastern time. The special meeting will be a completely virtual meeting of stockholders. Stockholders of record can attend the meeting via the Internet at https://web.lumiagm.com/244397439 by using your 11-digit control number on your proxy card and the instructions included in this proxy statement/prospectus. The password for the virtual meeting is amalgamated2020.

Stockholders who hold their shares in “street name” (i.e. through a bank, broker or other nominee) must first obtain a legal proxy from their bank, broker or other nominee to participate in the virtual meeting, as more fully described on page 21 of the enclosed proxy statement/prospectus

Only Bank stockholders of record as of the close of business on October 21, 2020 will be entitled to vote at the meeting. For more information, see “THE SPECIAL MEETING” on page 21.

Structure of the Reorganization

If the reorganization proposal is approved, the Holding Company will acquire all of the outstanding common stock of the Bank through a share exchange of its common stock with all of the existing stockholders of the Bank, which share exchange will be effected pursuant to the provisions of the New York Banking Law. Upon completion of the share exchange, the Bank common stock currently held by the Bank’s stockholders will be automatically converted into the right to receive an equal amount of Holding Company common stock. As a result, the Bank’s stockholders will become stockholders of the Holding Company, and the Bank will become a wholly-owned subsidiary of the Holding Company. See “THE REORGANIZATION – Structure” beginning on page 26.

Bank and Holding Company Management

The management of the Holding Company will be the same as the current management of the Bank. All 12 of the Bank’s current directors have been appointed to the Holding Company’s 12-member board of directors. Keith Mestrich is the Holding Company’s President and Chief Executive Officer, Andrew LaBenne is the Holding Company’s Chief Financial Officer, and Martin Murrell is the Holding Company’s Chief Operating Officer. Messrs. Mestrich, LaBenne, and Murrell serve in the same capacities for the Bank. Finally, Lynne P. Fox is currently the Chair of the boards of directors of both the Holding Company and the Bank. For more information about the management of the Bank and the Holding Company, see “INFORMATION ABOUT THE HOLDING COMPANY – Management – Directors” and “Management – Executive Officers” beginning on pages 47 and 53, respectively.

Closing Date; Exchange of Stock Certificates; Conversion of Equity Awards

If the reorganization is approved at the special meeting, we will complete it as soon as possible after the date of the special meeting or, if later, as soon as we have obtained the necessary regulatory approval. Shortly after the closing date of the reorganization, we will provide you with instructions on how to tender your Bank stock certificates (if you hold any such certificates and your shares are not held in book-entry form) for exchange for Holding Company stock certificates. IF YOU HOLD ANY BANK STOCK CERTIFICATES, YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. However, we recommend that you locate these certificates and keep them in a safe place so that you can promptly tender them when you are instructed to do so. If your shares of Bank common stock are held in book-entry form (no physical stock certificates), you will not be required to produce any stock certificates for exchange. If, in the sole determination of the Holding Company, any additional documentation providing proof of share ownership is necessary in any case, the Holding Company may require holders of Bank common stock to produce reasonable documentation providing proof of ownership.

If you hold stock options to purchase common stock of the Bank and/or Bank restricted stock units, then, if the reorganization is approved, we will notify you of the automatic conversion of your stock options and/or Bank restricted stock units into substantially identical stock options to purchase Holding Company common stock and/or Bank restricted stock units, as applicable, and the procedures, if any, you must follow to receive any new certificates or award agreements, if applicable.

Interest of Directors and Executive Officers in the Reorganization

The Bank’s executive officers and directors who are also stockholders will participate in the reorganization in the same manner and to the same extent as all of the other stockholders of the Bank. All of our executive officers and directors will continue as executive officers and directors, as well as stockholders of the Holding Company if the reorganization is approved. As of September 22, 2020, the Bank’s executive officers and directors collectively beneficially owned 61,436 shares or 0.2% of the Bank’s common stock.

Abandonment

The present intention is to use all reasonable efforts to obtain stockholder and regulatory approvals and satisfy the other conditions and to complete the reorganization as promptly as possible. However, the Bank and the Holding Company reserve the right to abandon the reorganization at any time and for any reason whatsoever, although they will only do so after the special meeting if the Bank fails to receive regulatory approval or if, in the opinion of the Bank’s board of directors, the reorganization is no longer advisable. See “THE REORGANIZATION – Termination; Abandonment” beginning on page 29.

Regulatory Approval and Other Conditions Related to the Holding Company

Even if our stockholders approve the reorganization, we cannot complete it unless we receive the necessary approval from the NYDFS. We have filed an application with the NYDFS and expect such application to be approved after the special meeting, although we cannot predict when, or if, the application will be approved.

In connection with the reorganization, the Federal Reserve Bank of Philadelphia, which regulates our significant stockholder and existing bank holding company, Workers United and certain joint boards, locals or similar organizations authorized under the constitution of Workers United, has informed the Bank that it will not require a prior application to form a holding company, only an after-the-fact notice.

Dissenters’ Rights

As a holder of Bank common stock, you have the right to dissent and demand payment for your shares under Section 143-a of the New York Banking Law (if the reorganization proposal is adopted by the Bank’s stockholders at the special meeting despite your dissent), but only if you fulfill the requirements of Section 6022 of the New York Banking Law (a copy of which is provided as Annex B to this proxy statement/prospectus). See “DISSENTERS’ RIGHTS” on page 31 and as Annex B to this proxy statement/prospectus for more information.

Material U.S. Federal Income Tax Consequences

We have structured the reorganization to qualify as a tax-free transaction. We have obtained an opinion from our legal counsel, Nelson Mullins Riley & Scarborough, LLP, to the effect that, as a result of the transaction contemplated by the reorganization, for federal income tax purposes:

•

You will not be required to recognize any gain or loss for federal income tax purposes on the conversion of your Bank common stock into Holding Company common stock or the conversion of your Bank equity awards into Holding Company equity awards;

•	Your income tax basis in your shares of Holding Company common stock will be the same as your basis in the shares of the Bank common stock you now hold; and

•

Your holding period for shares of Holding Company common stock will include your holding period for the shares of Bank common stock, provided the shares of Bank common stock were held by you as a capital asset as of the time of the reorganization.

In addition, the reorganization will not result in the imposition of federal income tax on the Bank or the Holding Company.

If you exercise your dissenters’ rights and receive cash for your Bank common stock instead of exchanging it for Holding Company common stock, as discussed below under “DISSENTERS’ RIGHTS,” you will be taxed on the cash you receive for your shares of Bank common stock to the extent it exceeds your tax basis in your Bank common stock.

You are urged to consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your own particular tax circumstances.

Accounting Treatment

The reorganization, if completed, will be accounted for as a reorganization under common control. Accounting Standards Codification 805-50-30-5 states that when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interest shall initially measure the recognized net assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of the transfer. Therefore, the reorganization will not result in a change in accounting recognition for the Bank, other than to recognize the new legal forms of equity. The accounting basis of assets and liabilities reflected in the consolidated financial statements of the Holding Company will be accounted for at the historical accounting basis of the Bank, which is in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP.

Comparative Per Share Data

The following table sets forth historical per share information of the Bank and the Holding Company. The table also sets forth pro forma per share information after giving effect to the reorganization. You should not rely on this information as being indicative of the historical results that would have been achieved had the reorganization occurred on an earlier date or the future results that the Holding Company will experience in the event the reorganization is consummated. The historical per share data has been derived from and should be read in conjunction with the historical consolidated financial statements of the Bank and related notes included elsewhere in this proxy statement/prospectus.

	As of and for the Six Months Ended June 30, 2020		As of and for the Year Ended December 31, 2019

	Bank Only	Pro Forma Holding Company	Bank Only	Pro Forma Holding Company
Net income (in thousands)	$19,919	$19,919	$47,202	$47,202

Per Common Share
Basic earnings	$0.64	$0.64	$1.49	$1.49
Diluted earnings	0.64	0.64	1.47	1.47
Cash dividends paid	0.16	0.16	0.26	0.26
Book value	16.22	16.22	15.56	15.56

Dividend payout ratio	25%	25%	17%	17%

Market Information and Holders of Record

Bank common stock is listed on The Nasdaq Global Market under the symbol “AMAL.” As of September 22, 2020, the Bank had 31,049,525 shares of common stock outstanding and approximately 122 stockholders of record.

The following table presents the closing sale price per share of Bank common stock on September 3, 2020, the last trading day before the date the Plan of Acquisition was executed, and [•], 2020, the last practicable trading day prior to the date of this proxy statement/prospectus. The table also presents the equivalent value of the exchange consideration per share of Bank common stock on those dates, calculated by multiplying the closing price of Bank common stock on those dates by the one-for-one exchange ratio.

Date	AMAL Closing Price	Equivalent Holding Company Per Share Value
September 3, 2020	$11.94	$11.94
[•], 2020	$[•]	$[•]

Dividend Policy

The Bank has paid a cash dividend to holders of its common stock quarterly since its initial public offering in August 2018. The Holding Company expects to continue paying a similar quarterly cash dividend on its common stock; however, any actual determination relating to the Holding Company dividend policy and the declaration of future dividends will be made, subject to applicable law and regulatory approvals, by the Holding Company’s board of directors and will depend on a number of factors, including: (1) historical and projected financial condition, liquidity and results of operations, (2) capital levels and needs, (3) tax considerations, (4) any acquisitions or potential acquisitions, (5) statutory and regulatory prohibitions and other limitations, (6) the terms of any credit agreements or other borrowing arrangements that restrict our ability to pay cash dividends, (7) general economic conditions and (8) other factors deemed relevant by the Holding Company’s board of directors. The Holding Company’s board of directors may determine not to pay any cash dividends at any time.

The Holding Company’s sole source of funds with which to pay dividends to its stockholders will be dividends it receives from the Bank. The Bank is subject to bank regulatory requirements that in some situations could affect its ability to pay dividends. The FDIC’s prompt corrective action regulations prohibit depository institutions, such as the Bank, from making any “capital distribution,” which includes any transaction that the FDIC determines, by order or regulation, to be “in substance a distribution of capital,” unless the depository institution will continue to be at least adequately capitalized after the distribution is made. Pursuant to these provisions, it is possible that the FDIC would seek to prohibit the payment of dividends on the Bank’s capital stock if the Bank failed to maintain a status of at least adequately capitalized. The New York Banking Law contains similar provisions. There can be no assurance that the Bank will pay any dividends to the Holding Company or that the Holding Company will pay any dividends to holders of its common stock, or as to the amount of any such dividends.

The Holding Company’s ability to pay dividends to its stockholders may also be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) applicable to bank holding companies.

See “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “INFORMATION ABOUT THE HOLDING COMPANY – Additional Supervision and Regulation.”

SELECTED HISTORICAL FINANCIAL DATA

The Bank

The Bank’s summary consolidated financial data is presented below as of and for the six months ended June 30, 2020 and 2019 and as of and for the years ended December 31, 2016 through December 31, 2019. The summary consolidated financial data presented below as of or for the years ended December 31, 2016 through December 31, 2019 are derived from the Bank’s audited consolidated financial statements, which were audited by KPMG LLP. The Bank’s selected consolidated financial data as of and for the six months ended June 30, 2020 and 2019 have not been audited but, in the opinion of management, contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position and the results of operations and cash flows for such periods. The Bank’s results for the six months ended June 30, 2020 are not necessarily indicative of its results of operations that may be expected for the year ending December 31, 2020. The following summary consolidated financial data should be read in conjunction with the Bank’s consolidated financial statements and related notes as of and for the six months ended June 30, 2020 and 2019, the Bank’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this proxy statement/prospectus. Please see “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/prospectus.

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
(In thousands)	2020	2019	2019	2018	2017	2016
Selected Operating Data:
Interest income	$95,750	$92,302	$185,954	$163,964	$139,058	$126,653
Interest expense	6,623	9,673	19,317	14,219	17,761	23,300

Net interest income	89,127	82,629	166,637	149,745	121,297	103,353
Provision for (recovery of) loan losses	16,808	4,312	3,837	(260)	6,672	7,557

Net interest income after provision for loan losses	72,319	78,317	162,800	150,005	114,625	95,796
Non-interest income	17,789	13,766	29,201	28,318	27,370	31,790
Non-interest expense	63,339	62,450	127,827	128,003	122,274	116,890

Income before income taxes	26,769	29,633	64,174	50,320	19,721	10,696
Provision (benefit) for income taxes	6,850	7,634	16,972	5,666	13,613	137

Net income	$19,919	$21,999	$47,202	$44,654	$6,108	$10,559

Selected Financial Data:
Total assets	$6,470,344	$4,937,826	$5,325,338	$4,685,489	$4,041,162	$4,042,499
Total cash and cash equivalents	587,961	105,889	122,538	80,845	116,459	140,635
Investment securities	1,945,673	1,380,114	1,517,474	1,179,251	952,960	1,183,820
Total net loans	3,637,982	3,218,244	3,438,767	3,210,636	2,779,913	2,509,085
Bank-owned life insurance	80,694	79,894	80,714	79,149	72,960	71,267
Total deposits	5,870,319	4,136,462	4,640,982	4,105,306	3,233,108	3,009,458
Borrowed funds	—	227,675	75,000	92,875	402,605	638,870
Total common stockholders’ equity	503,568	474,810	490,410	439,237	343,934	340,976
Total stockholders’ equity	503,702	474,944	490,544	439,371	344,068	341,110

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
(In thousands)	2020	2019	2019	2018	2017	2016
Selected Financial Ratios and Other Data (1):
Earnings
Basic	$0.64	$0.69	$1.49	$1.47	$0.21	$0.38
Diluted	0.64	0.68	1.47	1.46	0.21	0.38
Book value per common share (excluding minority interest)	16.22	14.89	15.56	13.82	12.26	12.15
Common shares outstanding	31,049,525	31,886,669	31,523,442	31,771,585	28,060,985	28,060,985
Weighted average common shares outstanding, basic	31,216,683	31,798,405	31,733,195	30,368,673	28,060,985	27,859,740
Weighted average common shares, outstanding diluted	31,345,192	32,279,342	32,205,248	30,633,270	28,060,985	27,859,740
(1) December 31, 2016 and 2017 balances effected for stock split that occurred on July 27, 2018

Selected Performance Metrics:
Return on average assets	0.70%	0.92%	0.96%	1.01%	0.15%	0.27%
Return on average equity	8.10%	9.73%	10.03%	11.38%	1.74%	3.02%
Loan yield	4.05%	4.43%	4.27%	4.27%	4.17%	4.19%
Securities yield	2.91%	3.35%	3.36%	3.01%	2.50%	2.30%
Deposit cost	0.26%	0.32%	0.35%	0.26%	0.24%	0.23%
Net interest margin	3.27%	3.66%	3.55%	3.56%	3.15%	2.79%
Efficiency ratio	59.24%	64.79%	65.27%	71.89%	82.25%	86.49%

Asset Quality Ratios:
Nonaccrual loans to total loans	1.24%	0.49%	0.90%	0.74%	0.70%	1.47%
Nonperforming assets to total assets	1.15%	1.50%	1.25%	1.27%	2.20%	2.03%
Allowance for loan losses to nonaccrual loans	109%	209%	109%	156%	183%	96%
Allowance for loan losses to total loans	1.36%	1.01%	0.98%	1.15%	1.28%	1.40%
Annualized net charge-offs (recoveries) to average loans	0.04%	0.49%	0.22%	(0.05)%	0.24%	0.23%

Capital Ratios:
Tier 1 leverage capital ratio	7.69%	9.04%	8.90%	8.88%	8.41%	8.23%
Tier 1 risk-based capital ratio	12.32%	13.57%	13.01%	13.22%	11.55%	11.61%
Total risk-based capital ratio	13.57%	14.67%	14.01%	14.46%	12.80%	12.87%
Common equity tier 1 capital ratio	12.32%	13.57%	13.01%	13.22%	11.39%	11.56%

The Holding Company Selected Historical Financial Data

The Holding Company has had limited operations since inception. The Holding Company will need to fund certain operational expenses, including legal and accounting costs related to the preparation and filing of its periodic reports with the SEC and various stockholder communications following the reorganization. Accordingly, the Bank expects to capitalize the holding company with $1,675,000 which will be paid from the retained earnings of the Bank. See “THE REORGANIZATION – Expenses of the Reorganization” beginning on page 30.

In management’s opinion, presentation of Holding Company only historical financial data would be immaterial and of no meaningful value to an analysis of this transaction, and therefore has been omitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including certain of the information incorporated by reference into this proxy statement/prospectus, contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act. Forward-looking statements are not statements of historical fact and generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “anticipate,” “intend,” “could,” “should,” “would,” “believe,” “project,” “plan,” “goal,” “target,” “potential,” “proforma,” “seek,” “contemplate,” “expect,” “estimate,” “continue,” “anticipate” and “intend,” or the negative thereof as well as other similar words and expressions of the future. These forward-looking statements include, among others, statements related to management’s beliefs regarding the benefits of the holding company structure and the reorganization, including the timing of consummating the reorganization, statements regarding future dividend expectations, statements about the intent to become a financial holding company and other statements related to our future plans, objectives, strategies, projected growth, anticipated future financial performance, and management’s long-term performance goals.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause our actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the following:

•	the failure to complete the reorganization due to the failure of the Bank’s stockholders to approve the reorganization proposal;

•	failure to obtain the applicable regulatory approval for the reorganization on the expected terms and schedule;

•	our ability to maintain our reputation;

•	our ability to carry out our business strategy prudently, effectively and profitably;

•	our ability to attract customers based on shared values or mission alignment;

•

the impact of the outbreak of the novel coronavirus, or COVID-19, on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act), and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers;

•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets;

•	projections on loans, assets, deposits, liabilities, revenues, expenses, net income, capital expenditures, liquidity, dividends, capital structure or other financial items;

•

inaccuracy of the assumptions and estimates we make in establishing our allowance for loan losses and other estimates, including future changes in the allowance for loan losses resulting from the future adoption and implementation of the new Current Expected Credit Loss (“CECL”) methodology;

•	our policies with respect to asset quality and loan charge-offs, including future changes in the allowance for loan losses resulting from the anticipated adoption and implementation of CECL;

•

the composition of our loan portfolio and the potential deterioration in the financial condition of borrowers resulting in significant increases in loan losses, provisions for those losses that exceed our current allowance for loan losses and higher loan charge-offs;

•	the availability of and access to capital, and our ability to allocate capital prudently, effectively and profitably;

•	our ability to pay dividends;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;

•

our ability to identify and effectively acquire potential acquisition or merger targets, including our ability to be seen as an acquirer of choice and our ability to obtain regulatory approval for any acquisition or merger and thereafter to successfully integrate any acquisition or merger target;

•	time and effort necessary to resolve nonperforming assets;

•	fluctuations in the values of our assets and liabilities and off-balance sheet exposures;

•

general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values;

•

the general decline in the real estate and lending markets, particularly in our market areas, including the effects of the enactment of or changes to rent-control and other similar regulations on multi-family housing;

•	changes in the demand for our products and services;

•	other financial institutions having greater financial resources and being able to develop or acquire products that enable them to compete more successfully than we can;

•	restrictions or conditions imposed by our regulators on our operations or the operations of banks we acquire may make it more difficult for us to achieve our goals;

•	legislative or regulatory changes, including changes in tax issues, accounting standards and compliance requirements, whether of general applicability or specific to us and our subsidiaries;

•	the costs, effects and outcomes of litigation, regulatory proceedings, examinations, investigations, or similar matters, or adverse facts and developments related thereto;

•	possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations;

•	competitive pressures among depository and other financial institutions may increase significantly;

•

adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors and those vendors performing a service on our behalf;

•	changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired;

•	adverse changes in the bond and equity markets;

•

cybersecurity risks, and the vulnerability of our network and online banking portals, and the systems of parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches that could adversely affect or disrupt our business and financial performance or reputation;

•	our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry;

•	the possibility of earthquakes and other natural disasters affecting the markets in which we operate;

•	war or terrorist activities causing further deterioration in the economy or causing instability in credit markets;

•	economic, governmental or other factors may affect the projected population, residential and commercial growth in the markets in which we operate; and

•	descriptions of assumptions underlying or relating to any of the foregoing.

We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and not to place undue reliance on forward-looking statements. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. Additional factors that may cause actual results to differ materially from those contemplated by any forward-looking statements also may be found in the Bank’s 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current Reports on Form 8-K filed with the FDIC and available at the FDIC’s website at https://efr.fdic.gov/fcxweb/efr/index.html. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under the federal securities laws.

RISK FACTORS

An investment in the Bank involves significant risks. These risks are described in the Bank’s 2019 Annual Report on Form 10-K under “Item 1A. Risk Factors” and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. These risks derive primarily from the financial institutions industry, the nature of the way financial institutions operate, and the national economy, generally, and, more specifically, from the Bank’s operations, financial condition, local markets, competition and similar factors. Risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may also impair our business operations, our financial results and the value of our securities. Because, initially following the reorganization, the Bank will be the Holding Company’s sole asset and represent the Holding Company’s only operations and its sole source of income and profits, we believe that all of the risks of an investment directly in the Bank, as described in the above-referenced documents, will continue to apply in all material respects to an investment in the Holding Company.

The following Risk Factors summarizes some of the risks that we believe will become applicable if we complete the reorganization, and derive primarily from the future organizational structure of the Holding Company operating with the Bank as its subsidiary, as well as factors that result from differences in our governance structure and your rights as a stockholder that we have either been required or have chosen to implement in connection with the reorganization.

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS ALL OF THE OTHER INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS BEFORE DECIDING HOW TO VOTE YOUR SHARES.

The Holding Company has the ability to incur debt and pledge its assets, including its stock in the Bank, to secure that debt.

While the Bank can incur debt, its ability to do so is limited and, significantly, it is not legally permitted to pledge its assets to secure its indebtedness except in very limited circumstances. In contrast, the legal limitations on the incurrence of debt by bank holding companies are much less restrictive and there are no regulatory restrictions on the Holding Company’s ability to incur debt and pledge its assets to secure that debt. Absent special and unusual circumstances, a holder of indebtedness for borrowed money has rights that are superior to those of holders of common and preferred stock—interest must be paid to the lender before dividends can be paid to the stockholders, and loans must be paid off before any assets can be distributed to stockholders if the Holding Company were to liquidate. Furthermore, the Holding Company would have to service (make principal and interest payments) its indebtedness which could reduce the profitability of or result in net losses at the Holding Company on a consolidated basis even if the Bank were profitable. See “THE REORGANIZATION – Reasons for the Reorganization – Meeting Capital Needs” beginning on page 28.

The Holding Company will be subject to regulation which will increase the cost and expense of regulatory compliance and will therefore reduce the Holding Company’s net income and may restrict its ability to engage in certain activities.

As a bank holding company under federal law, the Holding Company will be subject to regulation under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and the examination and reporting requirements of the Federal Reserve. In addition to supervising and examining the Holding Company, the Federal Reserve, through its adoption of regulations implementing the BHC Act, places certain restrictions on the activities that are deemed permissible for bank holding companies to engage in. Changes in the number or scope of permissible activities could have an adverse effect on the Holding Company’s ability to realize its strategic goals.

The Holding Company may be required to contribute capital or assets to the Bank that could otherwise be invested or deployed more profitably elsewhere.

Federal law and regulatory policy impose a number of obligations on bank holding companies that are designed to reduce potential loss exposure to the depositors of insured depository subsidiaries and to the FDIC’s insurance fund. For example, the Federal Reserve requires a bank holding company to act as a source of financial and managerial strength to a subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve may require a bank holding company to make capital injections into a troubled subsidiary bank and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. In addition, the Dodd-Frank Act directs the federal bank regulators to require that all companies that directly or indirectly control an insured depository institution serve as a source of strength for the institution. Under these requirements, in the future, we could be required to provide financial assistance to our Bank if the Bank experiences financial distress.

The Federal Reserve has the ability to require the Holding Company to contribute capital to the Bank, even if the Holding Company would not ordinarily do so and even if such contribution is to the detriment of the Holding Company or its stockholders or requires the Holding Company to borrow funds. In the event of a bank holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the holding company’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by the Holding Company in order to make the required capital injection becomes more difficult and expensive and will adversely impact the Holding Company’s cash flows, financial condition, results of operations and prospects.

Applicable laws and regulations restrict both the ability of the Bank to pay dividends to the Holding Company, and the ability of the Holding Company to pay dividends to you.

The Holding Company will conduct substantially all its operations through the Bank, and, therefore, its ability to pay dividends will depend on the ability of the Bank to pay dividends to it. As is the case with all financial institutions, the profitability of the Bank is subject to, among other things, the fluctuating cost and availability of money, changes in interest rates, and in economic conditions in general. In addition, both the Holding Company and the Bank are limited by laws and regulations as to the amount of dividends they can pay, with or without regulatory approval. Federal banking regulators have indicated that banking organizations should generally pay dividends only if (a) the organization’s net income available to holders of common stock over the past year has been sufficient to fully fund the dividends and (b) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Holding Company and the Bank must also maintain specified capital ratios, including the common equity tier 1 capital conservation buffer of 2.5% to avoid becoming subject to dividend restrictions.

If the Bank is not permitted to pay cash dividends to the Holding Company, it is unlikely that the Holding Company would be able to pay cash dividends on its common stock. Moreover, holders of Holding Company common stock will be entitled to receive dividends only when, and if declared by its board of directors.

We may not be able to effectively implement the strategies that underlie our reasons for forming a bank holding company.

As discussed under “THE REORGANIZATION – Reasons for the Reorganization” beginning on page 27, we believe that the holding company structure will provide us with better opportunities to meet our capital needs and expand our business and markets through acquisitions; however, we cannot assure you that we will be able to do any of these things to the full extent we will be legally able to, on favorable terms or at all. If we are unable to implement our future strategies that we believe are enhanced by the holding company structure, the cost, effort and expense of the reorganization could be greater than the benefits realized by the reorganization, and the increased costs of operating in the future under the holding company structure could affect our business and profitability.

We cannot assure you that the reorganization into a bank holding company structure will enable us to compete more effectively or operate more profitably than as a stand-alone bank.

Although we believe that our reasons for the reorganization and the enhanced opportunities we believe we will have under the holding company structure will strengthen our overall organization and improve long-term operating results and profits, we cannot assure you that this will happen. Among other things, we may not be accurately predicting or fully appreciating the effects of these enhanced opportunities and any difficulties we might face in implementing our strategies. Our strategies and expectations for future opportunities under the holding company structure could also be negatively impacted, or even outweighed, by external factors either within or outside of our control. We cannot assure you that we will be more (or even as) profitable or stronger (or even as strong) financially under the holding company structure than we could have been if the reorganization had not occurred and the Bank continued to operate under its historical stand-alone structure.

The Holding Company, like the Bank, may issue additional shares of common stock and set the terms of, and issue preferred stock, without stockholder approval that could result in dilution of an investor’s investment.

The Bank’s board of directors is currently able to authorize the issuance of additional shares of common stock and may also set the terms of, and issue preferred stock, without stockholder approval. Like the Bank, the board of directors of the Holding Company may also determine, from time to time, that there is a need to obtain additional capital through the issuance of additional shares of common stock and/or preferred stock. These issuances would likely dilute the ownership interests of Holding Company investors and may dilute the per share book value of the Holding Company’s common stock. In addition, in the future, the Holding Company’s board of directors may choose to designate one or more new series of preferred stock, with rights and preferences that are undetermined at this time. In general, dividends on any preferred stock that might be issued must be paid in full before you, as a holder of common stock, would receive any dividends on your Holding Company common stock, and holders of preferred stock would be paid out before you would receive anything if the Holding Company were liquidated.

Furthermore, under the terms of the Bank’s 2019 Equity Incentive Plan, which we refer to as the Equity Plan, if the reorganization is consummated, the Equity Plan will be assumed by the Holding Company. The issuance of additional shares of Holding Company common stock under the Equity Plan will, therefore, further dilute each investor’s ownership in the Holding Company.

As a result of the reorganization, you will become stockholders of a Delaware public benefit corporation and your rights as a stockholder will be governed by the Holding Company’s organizational documents and Delaware law.

As a stockholder of the Bank, a New York state-chartered bank, your rights are governed by the Bank’s organizational documents and New York banking laws. As a result of the completion of the reorganization, you will become a stockholder of the Holding Company, a Delaware public benefit corporation, and your rights as a stockholder of the Holding Company will be governed by the Holding Company’s organizational documents and the DGCL, including Subchapter XV of the DGCL which applies to public benefit corporations. As a result, there will be differences between the rights you currently enjoy as a stockholder of the Bank and the rights you will have as a stockholder of the Holding Company. See “COMPARISON OF STOCKHOLDERS’ RIGHTS” beginning on page 40.

THE SPECIAL MEETING

Date, Time and Place

The special meeting of Bank stockholders will be held on [•], 2020, at [•] a.m., Eastern Time. Due to the health and safety concerns related to the coronavirus (COVID-19), the special meeting will be a completely virtual meeting of stockholders. Stockholders can attend the meeting via the Internet at https://web.lumiagm.com/244397439 and following the instructions below.

On or about [•], 2020, the Bank will commence mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting.

Attending the Special Meeting

Access to the Audio Webcast of the Meeting: The live audio webcast of the meeting will begin promptly at [•] a.m. local time. Online access to the audio webcast will open approximately 60 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time to allow ample time to complete the online check-in process.

Log-in Instructions if You Hold Shares in Your Own Name: To attend the virtual meeting, login at https://web.lumiagm.com/244397439. Stockholders will need their unique 11-digit control number which appears on your proxy card and the instructions included in this proxy statement/prospectus. The password for the virtual meeting is amalgamated2020.

Log-in Instructions if Your Shares are Held in Street Name through a Bank, Broker or Other Nominee: If you hold your shares in street name and you wish to virtually attend and participate in the special meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the special meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement/prospectus, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the special meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [•], 2020.

The password for the virtual meeting is amalgamated2020.

Attending the Special Meeting as a Guest

Anyone wishing to attend the special meeting as a guest in listen-only mode, please access https://web.lumiagm.com/244397439 and enter the information requested on the screen. Please note that those who attend as guests will not have the ability to ask questions or vote during the meeting.

Purpose of the Special Meeting

At the special meeting, stockholders will be asked to vote on the following matters:

1.

The approval of the reorganization of the Bank into a holding company form of ownership by approving a Plan of Acquisition, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company, a newly formed Delaware public benefit corporation, and each outstanding share of Bank common stock will be exchanged for one share of Holding Company common stock, which we refer to as the reorganization proposal; and

2.

The adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the holding company reorganization, which we refer to as the adjournment proposal.

As of the date of this proxy statement/prospectus, we are not aware of any other matters that will be presented for consideration at the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters.

Recommendation of the Bank’s Board of Directors

The Bank’s board of directors recommends that you vote:

•	FOR the reorganization proposal; and

•	FOR the adjournment proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of Bank common stock as of October 21, 2020 are entitled to notice of and to vote at the special meeting or any adjourned meeting.

As of September 22, 2020, we had 31,049,525 shares of Bank common stock outstanding and entitled to vote at the special meeting. Each share of Bank common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of Bank common stock vote as a single class.

Voting of Proxies; Incomplete Proxies

If you hold shares in your own name, you may vote by selecting any of the following options:

•	By Internet: Go to www.voteproxy.com and follow the on-screen instructions.

•	By Mail: Complete the proxy card, date and sign it, and return it in the postage-paid envelope provided.

•

Vote via the Internet During the Meeting: You may choose to vote electronically via the Internet at https://web.lumiagm.com/244397439 during the virtual meeting. Stockholders will need their unique 11-digit control number which appears on the proxy card and the instructions included in this proxy statement/prospectus.

When the accompanying proxy is returned properly executed, the Bank common stock represented by it will be voted at the special meeting or any adjournment or postponement of the meeting in accordance with the instructions contained in the proxy card. Your internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. If a proxy is returned without an indication as to how the shares of Bank common stock represented are to be voted with regard to a particular proposal, the Bank common stock represented by the proxy will be voted in accordance with the recommendation of the Bank’s board of directors and, therefore, “FOR” the reorganization proposal and “FOR” the adjournment proposal. Voting results will be tabulated and certified by American Stock Transfer & Trust Company, LLC.

As of the date of this proxy statement/prospectus, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the Bank’s board of directors on any of the following matters:

•	any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our stockholders; and

•	matters incident to the conduct of the meeting.

If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you hold your shares in street name and you wish to virtually vote via the Internet during the special meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the special meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement/prospectus, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the special you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [•], 2020.

If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares only on certain “routine” matters. Because none of the proposals to be voted on at the special meeting are “routine” matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the special meeting. As a result, if you hold your shares of Bank common stock in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote.

Voting by the Bank’s Directors and Executive Officers

As of September 22, 2020, Bank directors and executive officers, or their respective affiliates, all of whom have indicated their intent to vote FOR the reorganization, collectively beneficially own a total of 16,550,019 shares, or 53.3%, of Bank common stock.

Quorum; Adjournment

Holders of a majority of the outstanding shares of Bank common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. In determining whether we have a quorum at the special meeting for purposes of all matters to be voted on, all votes “for” or “against” and all votes to “abstain” will be counted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

Under the New York Banking Law, your proxy will remain valid for eleven months from the date thereof and may be voted at the postponed or adjourned special meeting within that time period. You will still be able to change or revoke your proxy until it is voted. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the special meeting unless, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

Required Vote; Treatment of Abstentions and Failure to Vote

Reorganization proposal:

•

Standard: Approval of the reorganization proposal requires the affirmative vote of two-thirds of the issued and outstanding shares of Bank common stock entitled to vote. Bank stockholders must approve the reorganization proposal in order for the reorganization to occur. If Bank stockholders fail to approve the reorganization proposal, the reorganization will not occur.

•

Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy card or fail to instruct your bank or broker how to vote with respect to the reorganization proposal, it will have the same effect as a vote “AGAINST” the proposal.

Adjournment proposal:

•

Standard: Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of shares of Bank common stock present virtually or represented by proxy and entitled to vote at the special meeting. If the Bank’s stockholders fail to approve the adjournment proposal, but approve the reorganization proposal, the reorganization may nonetheless occur.

•

Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy card or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, you will be deemed not to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Revocability of Proxies and Changes to a Stockholder’s Vote

If you are a stockholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

•	timely delivering a signed written notice of revocation to the Corporate Secretary of the Bank;

•	timely delivering a new, valid proxy bearing a later date either by mail or electronic vote over the Internet; or

•	attending the special meeting and voting via the Internet. Simply attending the special meeting without voting will not revoke any proxy that you have previously given or change your vote.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

Solicitation of Proxies

We will pay for the cost of this proxy solicitation. The Bank will bear the expense of providing proxy materials. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or by telephone, facsimile or email on our behalf. We will request brokers and nominees who hold shares of Bank common stock in their names to furnish proxy materials to beneficial owners of shares. We may reimburse such brokers and nominees for their reasonable expenses in forwarding solicitation materials to such beneficial owners

Inspector of Elections

Under applicable law, a person, who is not an officer, director or employee of the Bank, must tabulate the votes and act as judge and inspector of elections. At the meeting, the voting results will be tabulated and certified by American Stock Transfer & Trust Company, LLC. An Inspector of Elections will sign an oath to faithfully execute with impartiality and in good faith the duties of inspector, which will include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the presence of a quorum and the validity and effect of the proxies.

THE REORGANIZATION

The description of the Plan of Acquisition in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. This summary may not contain all of the information about the Plan of Acquisition that may be important to you. You are urged to read the full text of the Plan of Acquisition carefully and in its entirety as it is the legal document governing the reorganization.

General

The following steps have already occurred in connection with the reorganization:

•	The Holding Company has been incorporated as a Delaware public benefit corporation for the purpose of acquiring all of the Bank common stock and becoming a bank holding company;

•	The boards of directors of both the Bank and the Holding Company have adopted and approved the Plan of Acquisition;

•	The Bank has filed an application with the NYDFS to reorganize into a holding company structure; and

•

The Federal Reserve Bank of Philadelphia, which regulates our significant stockholder and existing bank holding company, Workers United and certain joint boards, locals or similar organizations authorized under the constitution of Workers United, has informed the Bank that it will not require a prior application to form a holding company, only an after-the-fact notice.

Among other things, in order to complete the reorganization, the stockholders of the Bank must approve the reorganization on the terms set forth in the Plan of Acquisition attached hereto as Annex A by the affirmative vote of two-thirds of the outstanding Bank common stock, and the Bank must receive the required regulatory approval (see “ —Conditions to Completion of the Reorganization,” beginning on page 29 below).

Structure

If the reorganization is approved by the Bank’s stockholders, then, upon receipt of the stockholders’ approval and the approval of the NYDFS (whichever is later), the Holding Company will acquire all of the outstanding Bank common stock as follows:

1.	The Bank will file the Plan of Acquisition with the NYDFS and the NYDFS will file the Plan of Acquisition in the office of the superintendent.

2.

Upon completion of the reorganization, all of the outstanding shares of Bank common stock (except those to which dissenters’ rights were properly exercised), will be automatically converted into the right to receive an equal number of shares of Holding Company common stock, and the Holding Company will then issue shares of Holding Company common stock to the existing stockholders of the Bank pursuant to exchange protocols established by the Holding Company. Stockholders of the Bank who hold physical certificates will be required to submit such certificates before certificates representing Holding Company common stock will be issued.

3.

The Holding Company will issue stock options to purchase shares of Holding Company common stock to holders of stock options to acquire Bank common stock on a one-for-one basis. This conversion will take place automatically. Option holders who hold physical option agreements may be required to submit such agreement(s) or certificate(s) before agreement(s) or certificate(s) representing Holding Company stock options will be issued.

4.

The Holding Company will issue Holding Company restricted stock units awards to holders of Bank restricted stock unit awards on a one-for-one basis. This conversion will take place automatically. Restricted Stock Unit holders who hold physical award agreements may be required to submit such agreement(s) before agreement(s) representing Holding Company restricted stock units will be issued.

5.	The Holding Company will own all of the issued and outstanding shares of Bank common stock, which will, thereafter, be a wholly owned subsidiary of the Holding Company.

Reasons for the Reorganization

The Bank’s board of directors recommends that stockholders vote FOR the reorganization because the board believes that a bank holding company structure will provide benefits to the stockholders and to its community by providing opportunities for the Bank to compete more effectively and to expand its services in type, in number, and in scope.

Public Benefit Corporation

The Bank is a certified B Corp, which is a certification provided by B Lab and is central to the Bank’s core values. Certified B Corps are businesses that meet the highest standards of verified social and environmental performance, public transparency, and legal accountability to balance profit and purpose. The B Corp community works toward reduced inequality, lower levels of poverty, a healthier environment, stronger communities, and the creation of more high-quality jobs with dignity and purpose.

In April 2020, the Bank’s stockholders voted to approve amendments to the Bank’s Organization Certificate that were in line with Certified B Corp standards. To take the Bank’s commitment to its core values and the B Corp standards one step further, with this reorganization, the Holding Company has elected benefit corporation status under Delaware law, thereby committing the Holding Company to a set of prescribed expanded fiduciary duties and related provisions. For more information, see “DESCRIPTION OF AMALGAMATED FINANCIAL CORP. CAPITAL STOCK – Delaware Public Benefit Corporation” beginning on page 36.

Diversification

As a bank holding company. The bank holding company structure offers the ability to diversify the business of the holding company by creating or acquiring entities engaged in bank-related activities. Diversification into bank-related activities is governed by the BHC Act, and regulations of the Federal Reserve. However, the timing and extent of those activities will depend on many factors, including competitive and financial conditions existing in the future as well as the then financial condition of the Holding Company and the Bank.

As a financial holding company. Under the Gramm-Leach-Bliley Act of 1999, holding companies that meet certain qualifications may elect to become “financial holding companies” and, as a result, may engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Financial holding companies are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve determines that the activity does not pose a substantial risk to the safety and soundness of depository institutions or to the financial system in general. In order to qualify as a financial holding company, a holding company’s subsidiary banks must be well managed, well capitalized, and have received at least a “satisfactory” rating on their most recent Community Reinvestment Act examination. We presently intend to seek designation as a financial holding company immediately following the completion of the reorganization although we may elect not to do so then or in the future.

Greater Legal Authority to Repurchase Shares

Under New York Banking Law, the Bank is prohibited from repurchasing its own stock, except if pre-approved by the NYDFS and two-thirds of the outstanding shares of the Bank’s common stock. In contrast, Regulation Y generally requires a bank holding company to provide prior notice of any repurchase or redemption of equity securities in an amount that is in excess of 10% of the bank holding company’s consolidated net worth in the preceding 12 months. However, exceptions are available where a bank holding company is well capitalized, well managed, and not subject to any unresolved supervisory issues.

In 2019, the Bank’s board of directors and stockholders authorized a share repurchase program authorizing the repurchase of up to $25 million of the Bank’s outstanding common stock, of which approximately $12.2 million remained authorized to be repurchased as of June 30, 2020. The share repurchase plan does not require the Bank to repurchase any specified number of shares and may be suspended or discontinued without prior notice. In response to the coronavirus pandemic, the Bank temporarily suspended its share repurchase program in the second quarter of 2020, consistent with its decisions to support its clients and communities through lending and other services. The Bank may reinstate the share repurchase program as soon as circumstances permit.

Expansion

After the reorganization, the Holding Company will be able to, and may, subject to regulatory approval, create new banks or acquire existing banks and operate them under charters separate from the Bank’s charter (as opposed to merging them with the Bank). The Holding Company has no plans for such acquisitions at the present time.

Meeting Capital Needs

The Bank believes the reorganization will also provide greater flexibility in meeting its financing needs or the financing needs of other banks or corporations that the Holding Company may acquire in the future. The Holding Company could raise additional capital without risking the delay and uncertainty of seeking and obtaining stockholder approval by incurring indebtedness, including senior or subordinated debt or trust preferred securities. A bank holding company structure may provide more alternatives in the raising of funds required by the Bank, particularly under changing conditions in financial and monetary markets. Indeed, if a subsidiary of the holding company required additional capital, the holding company might raise that capital by relying on its own borrowing capacity reflecting all of its subsidiaries, thereby eliminating the need to sell additional equity capital. While the Bank is not presently in need of additional capital funds to meet the capital adequacy requirements of federal and state regulatory authorities, management believes that the added borrowing flexibility provided by a holding company structure is desirable. There can be no assurance, however, as to the method or type of financing arrangements that will be available to the Holding Company if the reorganization is approved.

Flexibility

The reorganization will, in the opinion of the Bank’s board of directors, better prepare the organization for responding flexibly and efficiently to future changes in the laws and regulations governing banks and bank-related activities. Opportunities may arise for bank holding companies that are not available to banks. The bank holding company structure may prove valuable in taking advantage of any new opportunities in banking and bank-related fields that are made available by deregulation or otherwise.

Increased Anti-takeover Protections

Several provisions of the DGCL, commonly referred to as “anti-takeover” provisions, make it difficult for a third party to successfully complete an unsolicited takeover of a Delaware corporation. These, as well as provisions of the Holding Company’s certificate of incorporation and bylaws will help enable the Holding Company and, therefore, the Bank, to continue under its current ownership and control. These anti-takeover provisions are discussed in more detail under “DESCRIPTION OF AMALGAMATED FINANCIAL CORP. CAPITAL STOCK – Anti-takeover Effects” beginning on page 35.

Recommendation of the Bank’s Board of Directors

The Bank’s board of directors unanimously recommends that holders of Bank common stock vote FOR approval of the reorganization.

Conditions to Completion of the Reorganization

The Plan of Acquisition, attached as Annex A to this proxy statement/prospectus, provides that the consummation of the reorganization is subject to certain conditions that have not yet been met, including, but not limited to, the following:

1.	The reorganization must be approved by the holders of at least two-thirds of the outstanding shares of Bank common stock; and

2.	The NYDFS must grant all required approvals for the consummation of the reorganization.

Additionally, the Holding Company and the Bank must receive an opinion from counsel to the effect that the reorganization will be a tax-free transaction for federal income tax purposes for the Holding Company, the Bank, and the Bank’s stockholders.

Operation of the Bank following the Reorganization

Among other things, we plan to conduct the business of the Bank following the reorganization substantially unchanged from the manner in which it is now being conducted. Among other things:

•	The Bank’s name will not change;

•	The Bank’s office locations, hours of operation, and products and services offered will not be affected by the reorganization;

•	The Bank will have the same management; no changes in the Bank’s officers, directors or personnel will occur as a result of the reorganization;

•	The Bank will continue to be subject to regulation and supervision, including examination, by the FDIC and the NYDFS, to the same extent as currently applicable; and

•	The Bank will continue to prepare and file periodic Call Reports with the bank regulatory agencies.

Interest of Directors and Executive Officers in the Reorganization

The Bank’s directors and executive officers who are also stockholders will participate in the reorganization in the same manner and to the same extent as all of the other stockholders of the Bank. All of our directors and executive officers will continue as directors and executive officers, as well as stockholders of the Holding Company if the reorganization is approved. As of September 22, 2020, Bank directors and executive officers, or their respective affiliates, all of whom have indicated their intent to vote FOR the reorganization, collectively beneficially own a total of 16,550,019 shares, or 53.3%, of Bank common stock.

Closing Date

The closing of the reorganization will take place as soon as practicable after all conditions have been met and all approvals, consents and authorizations for the valid and lawful consummation of the reorganization have been obtained.

Termination; Abandonment

The reorganization may be terminated and abandoned by the Bank’s board of directors, at its sole discretion, at any time prior to the closing date, if (1) the number of shares of Bank common stock that vote against the reorganization, or properly dissent from the reorganization, will make consummation of the reorganization unwise in the opinion of the Bank’s board of directors, (2) any act, suit, proceeding or claim relating to the reorganization has been instituted or threatened before any court or administrative body, or (3) it determines that the reorganization is inadvisable.

Upon termination, the Plan of Acquisition will be deemed void and of no further force or effect. There will be no liability under or on account of the termination on the part of the parties, or the directors, officers, employees, agents or stockholders of any of them, and the Bank will pay the fees and expenses incurred by both parties in connection with the transactions contemplated in the reorganization.

Exchange of Share Certificates

On the closing date, the Bank’s stockholders’ right, title and interest in and to the shares of Bank common stock, without any action on their part, will automatically be converted into the right to receive an equal number of shares of Holding Company common stock. Following the closing of the reorganization, stockholders who hold their shares of Bank common stock in book-entry form will automatically hold their shares of Holding Company common stock in book-entry form.

For those stockholders who hold their Bank common stock in certificated form, the Holding Company will provide instructions as to how such stockholders should tender their Bank stock certificates, and the Holding Company will either convert such holdings to book-entry form, or will issue and deliver Holding Company stock certificates to such former Bank stockholders, at the election of the Holding Company’s board of directors.

Expenses of the Reorganization

The Bank will bear all of the expenses of the reorganization, including filing fees, printing and mailing costs, accountants’ fees and legal fees. We estimate that these reorganizational costs and expenses will be approximately $675,000 regardless of whether the reorganization is consummated. In addition, the Holding Company will need to fund certain operational expenses, including legal and accounting costs related to the preparation and filing of its periodic reports with the SEC and various stockholder communications following the reorganization. Accordingly, the Bank expects to capitalize the holding company with $1,675,000 which will be paid from the retained earnings of the Bank.

DISSENTERS’ RIGHTS

The proposed reorganization of the Bank entitles you to dissent and demand payment for your shares of Bank common stock under Section 143-a of the New York Banking Law (if the reorganization proposal is adopted by the Bank’s stockholders at the special meeting despite your dissent), but only if you fulfill the requirements of Section 6022 of the New York Banking Law (a copy of which is provided as Annex B to this proxy statement/prospectus), which require you to, among other things, submit a written objection to the Bank before the vote of the stockholders at the special meeting and not vote in favor of the reorganization proposal, either via the Internet or by proxy, at the special meeting. You do not need to affirmatively vote against the proposal in order to maintain your right to demand payment for your shares of Bank common stock under the New York Banking Law.

Please refer to the New York Banking Law for a complete description of the applicable requirements and restrictions. Any stockholder who agrees to vote in favor of the reorganization proposal, and who does not revoke any proxy granting approval to vote in favor of such reorganization proposal before it is exercised, has effectively waived the right to dissent and to receive payment for their shares of Bank common stock under Section 143-a of the New York Banking Law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary description of the material anticipated federal income tax consequences of the reorganization generally applicable to the stockholders of the Bank. This summary is not intended to be a complete description of all of the federal income tax consequences of the reorganization. No information is provided with respect to the tax consequences of the reorganization under any other tax laws, including applicable state, local and foreign tax laws. In addition, the following discussion may not be applicable with respect to specific categories of stockholders, including but not limited to corporations, partnerships and trusts; dealers in securities; financial institutions; insurance companies or tax exempt organizations; persons who are not United States citizens or resident aliens or domestic entities; persons who are subject to alternative minimum tax; persons who acquired shares of Bank common stock by exercising employee stock options, the vesting of restricted stock units or otherwise as compensation; persons who do not hold their shares as capital assets; or persons who hold their shares as part of a straddle, conversion or hedging transaction, synthetic security or other integrated investment or risk reduction transaction.

No ruling has been or will be requested from the Internal Revenue Service with respect to the tax effects of the reorganization. The federal income tax laws are complex, and a stockholder’s individual circumstances may affect the tax consequences to the stockholder.

The Bank and the Holding Company have received an opinion from Nelson Mullins Riley & Scarborough, LLP to the effect that, for federal income tax purposes:

•	The reorganization will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

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Neither the exchange of Bank common stock solely for Holding Company common stock nor the conversion of Bank equity awards into Holding Company equity awards in the reorganization will cause the recognition of gain or loss to the stockholders of the Bank.

•	Neither the Bank nor the Holding Company will recognize gain or loss as a result of the reorganization.

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The aggregate federal income tax basis of Holding Company common stock received pursuant to the reorganization (including any fractional share deemed received and exchanged for cash) will be the same as the basis of shares of Bank common stock exchanged therefore, and the holding period of such Holding Company common stock (including any fractional share deemed received and exchanged for cash) will include the holding period of the Bank common stock exchanged therefor.

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A stockholder of the Bank who exercises dissenters’ rights generally will recognize gain or loss equal to the difference between the amount of money received by such stockholder and the tax basis of such stockholder’s Bank common stock. The tax opinion is based on customary assumptions and certain factual representations by the management of the Holding Company and the Bank.

We urge you to consult your own tax advisors as to the specific consequences to you of the reorganization under federal, state, local and foreign income and any other tax laws applicable in your particular circumstances.

ACCOUNTING TREATMENT

The reorganization, if completed, will be accounted for as a reorganization under common control. Accounting Standards Codification 805-50-30-5 states that when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interest shall initially measure the recognized net assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of the transfer. Therefore, the reorganization will not result in a change in accounting recognition for the Bank, other than to recognize the new legal forms of equity. The accounting basis of assets and liabilities reflected in the consolidated financial statements of the Holding Company will be accounted for at the historical accounting basis of the Bank, which is in accordance with GAAP.

DESCRIPTION OF AMALGAMATED FINANCIAL CORP. CAPITAL STOCK

The following description includes summaries of the material terms of the Amalgamated Financial capital stock. Because it is a summary, it may not contain all the information that is important to you. For a complete description, reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Amalgamated Financial certificate of incorporation, and the Amalgamated Financial bylaws, copies of which are filed as Annex C and Annex D of this proxy statement/prospectus.

Please note that, with respect to any of the Amalgamated Financial shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references herein to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in Amalgamated Financial shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. Amalgamated Financial has no responsibility for those rules or their application to any interests held through the depositary.

General

The authorized capital stock of Amalgamated Financial consists of 70,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. No shares of either Amalgamated Financial common stock or preferred stock are currently outstanding. This summary of the material rights and features of Amalgamated Financial capital stock does not purport to be exhaustive and is qualified in its entirety by reference to the Amalgamated Financial certificate of incorporation and bylaws, and to applicable Delaware law.

Common Stock

Dividends. Subject to the rights and preferences of the holders of any outstanding shares of preferred stock, dividends may be declared and paid on Amalgamated Financial common stock only out of Amalgamated Financial’s surplus (as defined and computed in accordance with the provisions of the DGCL) or if it has no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, dividends may only be declared by the board of directors and the board’s ability to declare dividends is subject to limitations under applicable law and regulation. For more information, see “INFORMATION ABOUT THE HOLDING COMPANY – Additional Supervision and Regulation–Dividends.”

Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of Amalgamated Financial, holders of common stock are entitled to share equally and ratably in Amalgamated Financial’s assets, if any, remaining after the payment of all debts and liabilities and the liquidation preference of any outstanding preferred stock.

Voting Powers. Holders of Amalgamated Financial common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Under the Amalgamated Financial bylaws, a majority in voting power of the shares of Amalgamated Financial entitled to vote at a meeting, present in person or represented by proxy, will constitute a quorum to transact business. Once a quorum is present, except as otherwise provided by law, the certificate of incorporation, the bylaws or in respect of the election of directors, all matters to be voted on by Amalgamated Financial’s stockholders must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

In the case of an election of directors, where a quorum is present, a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election will be sufficient to elect each director; provided, however, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote in the election. No holders of Amalgamated Financial common stock are entitled to cumulative voting.

Preemptive or Other Rights. Generally, Amalgamated Financial common stockholders have no preemptive or subscription rights or other right to purchase, subscribe for or take any part of any shares of capital stock in Amalgamated Financial of any class or series whatsoever. The shares of common stock offered hereby, when issued and delivered in exchange for the shares of stock of the Bank, will be, fully paid and nonassessable. The rights, preferences, and privileges of common stockholders are subject to those of any classes or series of preferred stock that Amalgamated Financial may issue in the future.

Preferred Stock

Amalgamated Financial is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of its board of directors. The board of directors is authorized to fix the designation of the series, the number of authorized shares of any series, the relative powers, preferences and rights and the qualifications, limitations and restrictions applicable to each series of preferred stock. The authorized shares of preferred stock are available for issuance without further action by the Amalgamated Financial stockholders, unless such action is required by applicable law or the rules of any stock exchange on which Amalgamated Financial securities may be listed.

Transfer Agent and Registrar

The transfer agent and registrar for Amalgamated Financial common stock is American Stock Transfer & Trust Company, LLC.

Listing and Trading

Amalgamated Financial common stock is not currently listed on any securities exchange. The Bank common stock is listed on The Nasdaq Global Market under the symbol “AMAL” and we expect that, following the reorganization, Amalgamated Financial common stock will be similarly listed. Amalgamated Financial intends to submit to The Nasdaq Stock Market the required documents to effect the reorganization with regard to Amalgamated Financial being listed on The Nasdaq Global Market.

Anti-takeover Effects

The provisions of Amalgamated Financial’s certificate of incorporation and bylaws and the DGCL summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of management more difficult.

Authorized but Unissued Stock. Upon the affirmative vote of at least a majority of the entire board of directors, the authorized but unissued shares of common stock and “blank check” preferred stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the company’s management.

Number of Directors and Vacancies. Amalgamated Financial’s bylaws provide that the number of directors shall be fixed from time to time by resolution of at least a majority of the total number of directors Amalgamated Financial would have if there were no vacancies then in office, but there may not be fewer than seven nor more than 21 directors. The bylaws provide that all vacancies on the board of directors, including newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors for the unexpired term.

Ability to Call a Special Meeting. Special meetings of Amalgamated Financial’s stockholders may be called only (i) by a majority of the board of directors, the chair of the board of directors, any vice chair of the board of directors, the president or the chief executive officer; or (ii) by the secretary, following written demand to call a special meeting of the stockholders from stockholders of record who own at least two-thirds of all of the outstanding shares of common stock of Amalgamated Financial then entitled to vote on the matter or matters to be brought before the proposed special meeting. Any such stockholder demand must also be in the form set forth in, and contain the information required by, Amalgamated Financial’s bylaws.

Stockholder Proposals. For any director nominations or any other business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice to the secretary of Amalgamated Financial (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if the meeting is to be held on a day that is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; or (ii) with respect to any other annual meeting of stockholders, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (A) the 90th day prior to the annual meeting and (B) the close of business on the 10th day following the first date of public disclosure of the date of such meeting. In the case of a special meeting, the stockholder’s notice must be delivered to the secretary of Amalgamated Financial not earlier than the close of business on the 120th day prior to the date of the special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Any such stockholder’s notice must also be in the form set forth in, and contain the information required by, Amalgamated Financial’s bylaws.

Business Combinations under Delaware Law. Amalgamated Financial has not elected to opt out of the applicability of Section 203 of the DGCL in its certificate of incorporation. Under Section 203 of the DGCL, subject to exceptions, Amalgamated Financial is prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of Amalgamated Financial’s outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring Amalgamated Financial to negotiate in advance with its board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Delaware Public Benefit Corporation

The emergence of benefit corporations signals a shift in thinking about the fiduciary duties of for-profit corporate directors. A benefit corporation indicates in its organizing documents a commitment to promoting one or more public benefits. In addition, benefit corporation directors have a fiduciary duty—established by statute—to consider a range of stakeholders when making decisions, including but not limited to the corporation’s stockholders. Thus, while a benefit corporation is a for-profit entity, its directors are duty-bound to follow a “triple bottom line” approach to running the business—pursing profit, promoting one or more public benefits, and considering a range of stakeholders (including the environment) affected by the corporation’s actions. Promoting a public benefit is not just an optional, or discretionary activity.

As a Delaware public benefit corporation, the relevant Delaware statute imposes a balancing test on Amalgamated Financial’s directors. It requires the directors to manage the corporation in a manner that balances (i) the stockholders’ pecuniary interests, (ii) the interests of those materially affected by the corporation’s conduct, and (iii) the public benefits identified in the corporation’s certificate of incorporation. This tripartite balancing requirement means that the directors of a Delaware public benefit corporation must balance the pecuniary interests of its stockholders with the interests of other persons, entities or communities and the specific public benefits identified in the certificate of incorporation. In addition, Amalgamated Financial must, at least every two years, issue to stockholders a statement as to the corporation’s promotion of (i) the public benefits identified in the certificate of incorporation and (ii) the best interests of those materially affected by the corporation’s conduct. Amalgamated Financial’s certificate of incorporation provides that its purpose includes creating a material positive impact on society and the environment, taken as a whole.

Indemnification of Directors, Officers, and Employees; Limitation on Liability

Amalgamated Financial’s bylaws provide that it shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of Amalgamated Financial or, while a director, officer, or employee of Amalgamated Financial, is or was serving at the request of Amalgamated Financial as a director, officer, or employee of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, Amalgamated Financial shall only be required to indemnify a person in connection with such a proceeding (or part thereof) commenced by such person if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by Amalgamated Financial’s board of directors.

The foregoing right to indemnification includes the right to an advancement of expenses actually and reasonably incurred by a director, officer, or employee of Amalgamated Financial in defending any such proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined by final adjudication from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

Amalgamated Financial’s bylaws also provide that it may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of Amalgamated Financial, or is or was serving at the request of Amalgamated Financial as a director, officer, or employee of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Amalgamated Financial would have the power to indemnify him or her against such liability under the provisions of the DGCL.

In addition, Amalgamated Financial’s certificate of incorporation provides that the liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director is eliminated or limited to the fullest extent permitted by applicable law, and that if applicable law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the director shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended. Further, as a Delaware public benefit corporation, the DGCL permits, and Amalgamated Financial’s certificate of incorporation provides, that any disinterested failure by a director to satisfy his or her fiduciary duties shall not, for the purposes of Sections 102(b)(7) and 145 of the DGCL, or for the purposes of any use of the term “good faith” in Amalgamated Financial’s certificate of incorporation or bylaws in regard to the indemnification or advancement of expenses of officers, directors, and employees, constitute an act or omission not in good faith, or a breach of the duty of loyalty. Finally, the DGCL provides that Amalgamated Financial’s director’s decision implicating the requirement under the DGCL that a director of a public benefit corporation balance the stockholders’ pecuniary interests, the best interests of those materially affected by Amalgamated Financial’s conduct, and the public benefit identified in Amalgamated

Financial’s certificate of incorporation will be deemed to satisfy such director’s fiduciary duties to stockholders and Amalgamated Financial if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.

Stockholder Vote on Fundamental Issues

As a public benefit corporation, Amalgamated Financial may not merge or consolidate with or into another entity if, as a result of such merger or consolidation, the shares in Amalgamated Financial would become, or be converted into or exchanged for the right to receive, shares or other equity interests in a domestic or foreign corporation that is not a public benefit corporation or similar entity unless such merger or consolidation is approved by the holders of two-thirds of the outstanding stock of Amalgamated Financial. Any other merger or consolidation, subject to certain exceptions contained in the DGCL, requires the approval of the holders of a majority of the outstanding stock of Amalgamated Financial.

Equity Incentive Plan

In 2019, the Bank’s stockholders approved the Amalgamated Bank 2019 Equity Incentive Plan, which we refer to as the Equity Plan. If the reorganization is completed, the Holding Company will automatically assume the Equity Plan. Thereafter, each of the outstanding Bank restricted stock units issued under the Equity Plan will be converted to Holding Company restricted stock units, and will be governed by the same terms and conditions of the Equity Plan as they had been prior to the reorganization. The Holding Company will, thereafter, be able to grant future equity awards under the Equity Plan, in accordance with the terms of such plan, which are summarized below.

Administration. If the reorganization is completed, the Compensation Committee of the Holding Company will administer the Equity Plan, and determine eligibility for and the terms and conditions of awards, all in accordance with the Equity Plan. The Compensation Committee will have, among its powers, the power to construe and interpret the Equity Plan and all awards granted under the Equity Plan. The Compensation Committee may delegate to one or more officers of the Holding Company its power to make awards to non-officer employees, subject to maximum share and dollar limits to be specified by the Compensation Committee. Notwithstanding the foregoing, the Holding Company’s full board of directors may choose to retain authority to act as the “Committee” with respect to certain awards made under the plan or with respect to certain powers, in which case references in the Equity Plan to the Committee shall be deemed to refer to the full board of directors.

Number of Shares Authorized. Under the Equity Plan, the number of shares originally authorized for issuance under the plan was 1,250,000 shares of common stock, 782,365 of which remained available for future grant at June 30, 2020. Generally, shares that have not been delivered because they were forfeited or cancelled or the award was settled in cash, and that have not been applied to pay taxes, may again be issued pursuant to new awards.

Eligibility. Employees, directors and consultants are eligible to receive awards. A non-employee director may not receive awards under the Equity Plan during any single fiscal year that, when combined with such director’s cash fees (other than dividend equivalents paid on prior year’s awards), exceed $500,000 in total value.

Types of Awards. The Equity Plan provides for the award of restricted stock and restricted stock units. Awards are memorialized in an award agreement and are subject to the conditions, restrictions and contingencies specified by the Compensation Committee in such agreement (and the Equity Plan).

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Restricted Stock. A restricted stock award is a grant of shares subject to restrictions specified by the Compensation Committee that generally lapse over time or upon satisfaction of specified performance criteria. Unless otherwise provided in the award agreement, a participant granted a restricted stock award has no stockholder rights, such as voting or cash dividend rights, until vesting of the restricted stock.

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Restricted Stock Unit Awards. A restricted stock unit represents the right to receive a grant of stock (or its cash value) upon vesting of the award. Vesting may be based on the lapse of time or satisfaction of specified performance criteria. Unless otherwise provided in the award agreement, a participant granted a restricted stock unit award has no stockholder rights, such as voting or cash dividend rights, until issuance of the stock.

Forfeiture & Transferability. Unless provided otherwise in the award agreement, all unvested awards are forfeited upon separation from service. Awards, including the vested portion thereof, may also be subject to certain forfeiture and clawback rights in the event the participant separates from service for cause, pursuant to a clawback policy that the Holding Company is required to adopt under applicable listing standards or law, in the event that the participant commits certain ethical violations or other bad risk behaviors, if the Bank experiences regulatory or capital issues, and as specified in the award agreement by the compensation committee. Awards are transferable only by will or by the laws of descent and distribution.

Change in Control. Unless the award agreement provides otherwise, upon a change in control, the Compensation Committee may arrange for the successor to assume or continue the Equity Plan or substitute similar awards and assume any reacquisition or repurchase rights, in which case if a participant involuntarily terminates service for reasons other than cause, death or disability or resigns for good reason (each, as defined in the Equity Plan) within one year following such change in control, the award will vest based on the Compensation Committee’s determination of actual performance measured, and Performance Measures (as defined in the Equity Plan) adjusted, as of the most recently-completed fiscal quarter. If no such assumption/continuation or substitution occurs, then the Compensation Committee must accelerate the vesting of time-based awards and modify performance-based awards to vest based upon the compensation committee’s determination of actual performance measured, and performance measures adjusted, and/or prorated targets as of immediately prior to such change in control. In both cases, if actual performance cannot be determined, prorated awards will be paid based on target achievement of performance measures and subject to proration. The Compensation Committee need not take the same action with respect to all awards.

Amendment & Termination. The Equity Plan terminates ten years after its March 7, 2019 effective date or its earlier termination by the board of directors or the date all authorized shares have been purchased or granted. If the reorganization is completed, the Holding Company’s board of directors may at any time amend the Equity Plan, except that no amendment may materially impair an existing award without the participant’s consent unless required by applicable law. Under The Nasdaq Stock Market rules, we must seek additional stockholder approval if we materially amend, as outlined in The Nasdaq Stock Market rules, the Equity Plan. In addition, if stockholder approval or regulatory approval is required by applicable law or rules, no amendment will be effective until such required stockholder approval or regulatory approval is obtained.

COMPARISON OF STOCKHOLDERS’ RIGHTS

This section summarizes the principal similarities and differences between your rights as a stockholder of the Bank and what your rights will be as a stockholder of the Holding Company if the reorganization is completed. This discussion does not necessarily describe all of the similarities and differences that may be important to you and is qualified in its entirety by reference to the New York Banking Law and to the DGCL, as applicable, and the respective organization documents of the Bank and the Holding Company.

The differences in stockholder rights exist by virtue of the differences between the provisions of the New York Banking Law and the DGCL (many of which are imposed by law and cannot be changed), and by virtue of differences between the provisions of the organization documents of the Bank and the Holding Company (which are, generally, differences that we are choosing to implement to facilitate the operation of the organization under the holding company structure, and which we consider to be consistent with the reasons for the reorganization discussed herein).

	Bank	Holding Company
Amendment to Organization Certificate / Certificate of Incorporation	The Bank’s organization certificate may be amended by the holders of a majority of all outstanding shares entitled to vote thereon.	Except for the provisions regarding (i) the Holding Company’s purposes and powers, (ii) the Holding Company’s board of directors, (iii) limitation of director liability, and (iv) the amendment of the certificate of incorporation, each of which require the affirmative vote of the holders of at least 66 and 2/3% of the voting power of the then-outstanding shares of capital stock of the Holding Company to amend, the Holding Company’s certificate of incorporation may be amended, altered, changed or repealed upon (A) the board of directors adopting a resolution setting forth the amendment, declaring its advisability and either calling a special meeting of stockholders or directing that the amendment be considered at the next annual meeting of stockholders, followed by (B) the approval of such amendment by holders of a majority of the outstanding stock entitled to vote at such meeting.

Amendment to Bylaws	Generally, the Bank’s bylaws may be amended or repealed by the board of directors or by vote of the holders of a majority of all outstanding shares entitled to vote thereon. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board, the notice of the next meeting of stockholders for election of directors must include the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.	Except as otherwise expressly set forth in the bylaws or as would be inconsistent with applicable law, generally, the Holding Company’s bylaws may be amended, altered, changed, or repealed, and new bylaws adopted, by the board of directors without the consent of the stockholders; provided, however, the stockholders also generally have the power to adopt, amend or repeal the bylaws by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of capital stock of the Holding Company entitled to vote for the election of directors.

	Bank	Holding Company
Authorized Capital Stock	The Bank is authorized to issue 70,000,000 shares of Class A common stock, par value $0.01 per share, of which 31,049,525 shares were issued and outstanding as of September 22, 2020, 100,000 shares of Class B non-voting common stock, par value $0.01 per share, of which no shares were issued and outstanding as of the record date, and 1,000,000 shares of blank check preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of the record date.	The Holding Company is authorized to issue 70,000,000 shares of common stock, par value $0.01 per share, none of which were issued and outstanding as of the date of this proxy statement/prospectus, and 1,000,000 shares of blank check preferred stock $0.01 par value per share, none of which were issued and outstanding as of the date of this proxy statement/prospectus.

Preemptive Rights	The Bank’s stockholders do not have preemptive rights.	The Holding Company’s stockholders do not have preemptive rights.

Number and Classification of Directors	The Bank’s bylaws provide that the number of directors may be fixed from time to time by a majority of the directors then in office, but may not consist of fewer than seven nor more than 21 members. The Bank currently has 12 directors. The Bank does not have a classified board	The Holding Company’s bylaws provide that the board of directors will consist of not less than seven and not more than 21 directors as fixed from time to time by a majority of the total number of directors that the Holding Company would have if there were no vacancies. The Holding Company currently has 12 directors. The Holding Company does not have a classified board.

Election of Directors / Cumulative Voting	Generally, elections of Bank directors are determined by a majority of the votes cast, in person or by proxy, at a meeting of stockholders at which a quorum is present. In a contested election of directors, Bank directors are elected by a plurality of the votes cast by the holders of shares of stock present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Stockholders of the Bank do not have cumulative voting rights.	The Holding Company’s directors are elected by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, that if the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on the election of directors. Stockholders of the Holding Company do not have cumulative voting rights.

Removal of Directors	A director of the Bank may be removed for cause by a majority vote (i) the stockholders or (ii) the board of directors.	A director of the Holding Company may be removed with or without cause by the stockholders holding a majority of the shares then entitled to vote at an election of directors.

Vacancies on the Board of Directors	All vacancies on the Bank’s board not exceeding one-third of the entire board may be filled by the vote of a majority of the	Any newly created Holding Company directorships resulting from an increase in the number of directors and any vacancies

	Bank	Holding Company
	remaining directors. All vacancies exceeding one-third of the entire board must be filled by the vote of a majority of stockholders entitled to vote thereon.	occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining members of the board of directors. A director elected to fill a vacancy will hold office until the earlier of the expiration of the term of office of the director who he or she has replaced, a successor is duly elected and qualified, or such director’s death, resignation or removal.

Stockholder Action Without Meeting	Any action required or permitted to be taken by the Bank’s stockholders at a meeting may be taken without a meeting if a written consent describing the action to be taken is signed by all of the stockholders entitled to vote thereon.	Any action required or permitted to be taken by the stockholders of the Holding Company may be taken by written consent without a meeting but only if a consent in writing, setting forth the action to be taken, is signed by the holders of all outstanding shares of the Holding Company entitled to vote thereon.

Nomination of Director Candidates by Stockholders	Nominations for election to the board of directors may be made by or at the direction of the Bank’s board of directors or the chair of the board or by any stockholder of the Bank who (i) was a stockholder of record at the time of giving of notice of the meeting at which directors are to be elected and at the time of such meeting, (ii) is entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in the Bank’s bylaws and described below in the row “Notice for Stockholder Proposals.”	Holding Company director nominations must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who is (A) a stockholder of record of the Holding Company at the time the notice of meeting is delivered, (B) entitled to vote at the meeting and (C) complies with the notice procedures set forth in the Holding Company’s bylaws and described below in the row “Notice for Stockholder Proposals.”

Notice for Stockholder Proposals	For any director nominations or any other business to be properly brought before the Bank’s annual meeting by a stockholder, the stockholder must have given notice in writing to the president of the Bank not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice	For any director nominations or any other business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice to the secretary of the Holding Company (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if the meeting is to be held on a day that is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the

	Bank	Holding Company

must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 120 days prior to the date of such annual meeting, then the 10th day following the day on which public announcement of the date of such meeting is first made by the Bank. In the case of a special meeting, the stockholder’s notice must be delivered to the secretary of the Bank not earlier than the close of business on the later of the 90th day prior to the date of the special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, then the 10th day following the day on which public announcement is first made of the date of the special meeting.

Any such stockholder’s notice must also be in the form set forth in, and contain the information required by, the Bank’s bylaws.

anniversary of the previous year’s annual meeting; or (ii) with respect to any other annual meeting of stockholders, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (A) the 90th day prior to the annual meeting and (B) the close of business on the 10th day following the first date of public disclosure of the date of such meeting. In the case of a special meeting, the stockholder’s notice must be delivered to the secretary of the Holding Company not earlier than the close of business on the 120th day prior to the date of the special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting.

Any such stockholder’s notice must also be in the form set forth in, and contain the information required by, the Holding Company’s bylaws.

Calling Special Meetings of Stockholders	Special meetings of the Bank’s stockholders may be held for any purpose, unless otherwise proscribed by statute, and may be called by the board of directors, the chair of the board of directors, any vice chair of the board of directors, or the president and must be called whenever requested in writing by two-thirds of the board or by holders of at least two-thirds of the outstanding shares of capital stock entitled to vote at the meeting requested to be called. Any such written request must state the purpose of the meeting to be called.	Special meetings of the Holding Company’s stockholders may be called only (i) by a majority of the board of directors, the chair of the board of directors, any vice chair of the board of directors, the president or the chief executive officer; or (ii) by the secretary, following written demand to call a special meeting of the stockholders from stockholders of record who own at least two-thirds of all of the outstanding shares of common stock of the Holding Company then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Indemnification of Directors, Officers, and Employees	The Bank is required by its bylaws to indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any action or proceeding by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Bank, or serves or served as a director, officer or employee of any other entity at the request of	The Holding Company’s bylaws require the Holding Company to indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or

	Bank	Holding Company
	the Bank, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding or. The Bank also may advance expenses to any person entitled to indemnification in advance of the final disposition of the applicable proceeding if such person undertakes to repay any amount to the extent that the expenses so advanced exceeded the amount to which such person was entitled to be indemnified.	employee of the Holding Company or, while a director, officer, or employee of the Holding Company, is or was serving at the request of the Holding Company as a director, officer, or employee of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. If such a proceeding is commenced by the person entitled to indemnification, the proceeding must be authorized by the board of directors in order for the person to be entitled to indemnification. The Holding Company is also required to pay the expenses (including attorneys’ fees) actually and reasonably incurred by a person entitled to indemnification in defending any such proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses.

Limitation of Liability for Directors	Other than the right to indemnification described immediately above, the Bank’s organization certificate and bylaws do not limit the liability of its directors.	The Holding Company’s certificate of incorporation provides that the liability of a director of the Holding Company to the Holding Company or its stockholders for monetary damages for a breach of fiduciary duty as a director is eliminated or limited to the fullest extent permitted by law.

Stockholder Vote on Fundamental Issues	A plan of merger involving the Bank, pursuant to Section 601 of New York Banking Law, must generally be approved by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast on the plan regardless of the class or voting group to which the shares belong, and two-thirds of the votes entitled to be cast on the plan within each voting group entitled to vote as a separate voting group on the plan. However, if the Bank is the surviving entity in a merger, the Bank’s stockholders only have the right to vote if (i) the total assets of the merging entity exceed 10% of the total assets of the Bank; (ii) the name or the number of authorized shares of the Bank changes; or (iii) any other change or amendment to the Bank’s organization certificate or bylaws is made that requires stockholder approval.	As a public benefit corporation, the Holding Company may not merge or consolidate with or into another entity if, as a result of such merger or consolidation, the shares in the Holding Company would become, or be converted into or exchanged for the right to receive, shares or other equity interests in a domestic or foreign corporation that is not a public benefit corporation or similar entity unless such merger or consolidation is approved by the holders of two-thirds of the outstanding stock of the Holding Company.

	Bank	Holding Company
Consideration of Other Constituencies	The Bank’s board of directors, committees of the board, and individual directors must consider the effects of any action or inaction upon: (i) the stockholders of the Bank; (ii) the employees and work force of the Bank, its subsidiaries, and its suppliers; (iii) the interests of its customers as beneficiaries of the purposes of the Bank to have a material positive impact on society and the environment; (iv) community and social factors, including those of each community in which offices or facilities of the Bank, its subsidiaries, or its suppliers are located; (v) the local and global environment; (vi) the short-term and long-term interests of the Bank, including benefits that may accrue to the Bank from its long-term plans and the possibility that these interests may be best served by the continued independence of the Bank; and (vii) the ability of the Bank to create a material positive impact on society and the environment, taken as a whole. In addition, a director of the Bank is not required to regard any interest, or the interests of any particular group affected by such action, including the stockholders, as a dominant or controlling interest or factor in discharging his or her duties, and in determining what is in the best interests of the Bank.	The Holding Company is a public benefit corporation as contemplated by subchapter XV of the DGCL. Thus, the Holding Company is intended to operate in a responsible and sustainable manner and to produce a public benefit or benefits. Additionally, the Holding Company is to be managed in a manner that balances the stockholders’ pecuniary interests, the best interests of those materially affected by the Holding Company’s conduct, and the public benefit identified in the Holding Company’s certificate of incorporation. Delaware law expressly provides that a Holding Company director’s decision implicating such balancing requirement will be deemed to satisfy such director’s fiduciary duties to stockholders and the Holding Company if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.

INFORMATION ABOUT THE HOLDING COMPANY

Incorporation

The Holding Company was incorporated as Amalgamated Financial Corp. as a public benefit corporation under the DGCL on August 25, 2020 at the direction of the Bank’s board of directors. The Holding Company was formed to acquire the Bank’s common stock and to engage in business as a bank holding company. Copies of the Holding Company’s certificate of incorporation and bylaws are attached to this proxy statement/prospectus as Annex C and Annex D, respectively.

Business of the Holding Company

The Holding Company is currently a non-operating entity. Upon the completion of the reorganization, the Bank will become a wholly-owned subsidiary of the Holding Company, and each stockholder of the Bank will become a stockholder of the Holding Company with substantially the same proportional ownership interest therein as they presently hold in the Bank.

Immediately after consummation of the reorganization, it is expected that the Holding Company will not engage in any business activity other than to hold all of the stock of the Bank. The Holding Company does not presently have any arrangements or understandings regarding any acquisition or merger opportunities. It is anticipated, however, that the Holding Company in the future may pursue other investment opportunities, including possible diversification through acquisitions and mergers, although no such transaction is contemplated at this time.

Financial Information about the Holding Company

As of the date of this proxy statement/prospectus, the Holding Company has no assets and, because it has not yet issued stock, it has no stockholders’ equity. The Holding Company has no operations and does not have any income, loss or cash flow from operations. Accordingly, there is no historical financial information presented in this proxy statement/prospectus regarding the Holding Company.

Upon consummation of the reorganization, the Holding Company’s assets (on a parent-only basis) will consist solely of its investment in the common stock of the Bank, and, assuming no dissenters’ rights are exercised, the Holding Company’s stockholders’ equity will equal the stockholders’ equity of the Bank immediately prior to the reorganization.

Properties

The Holding Company is not initially expected to own or lease real or personal property. Instead, it intends to use the premises, equipment and furniture of the Bank without the direct payment of any rental fees to the Bank.

Legal proceedings

The Holding Company has not, since its incorporation, been a party to any legal proceedings.

Employees

At the present time, the Holding Company does not intend to employ any persons other than its unpaid executive officers, all of whom are employees of the Bank. It will use the management and support staff of the Bank from time to time. If the Holding Company acquires other institutions or pursues other lines of business, at such time it may hire additional employees.

Competition

It is expected that in the immediate future, the primary business of the Holding Company will be the ownership of the Bank’s common stock. Therefore, the competitive conditions to be faced by the Holding Company will be the same as those faced by the Bank.

Management - Directors

Directors

The Holding Company’s bylaws provide for not less than seven and not more than 21 directors as fixed from time to time by resolution of a majority of the total number of directors that the Holding Company would have if there were no vacancies.

Holding Company directors are elected at each annual stockholders’ meeting for terms expiring at the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. This is the same structure currently in place at the Bank.

Information about the directors of the Holding Company, all of whom are currently directors of the Bank, is set forth below.

Lynne P. Fox Age 62	Director

Lynne P. Fox has served as Chair of the Bank’s board of directors since May 2016, and has been a member of the Bank’s board of directors since February 2000. Ms. Fox is an attorney and is the elected President and Chair of the General Executive Board of Workers United, a position she has held since May 2016. Prior to that, she served as an Executive VP of Workers United from March 2009 to May 2016. She is also the elected Manager of the Philadelphia Joint Board of Workers United (and its predecessor labor organizations), a position she has held since December 1999. She is a Vice President of the Service Employees International Union. She is responsible for overseeing a $5 million budget, strategic planning, and for representing approximately 75,000 members in the U.S. and Canada. She has served as chief labor negotiator for over 100 collective bargaining agreements that, among other things, provide for health and pension benefits, and has responsibility for oversight of the investigation and processing of labor grievances. Ms. Fox serves as Chair of the Amalgamated Life Insurance Company, Chair of the Consolidated Retirement Fund, Chair of the Sidney Hillman Medical Center in Philadelphia, President of the Sidney Hillman Medical Center Apartments for the Elderly, Inc. in Philadelphia and is a board member of the Philadelphia Airport Advisory Board. She previously was the Chair of the Investment Committee of the National Retirement Fund from 2016 to 2018. She is President of the Philadelphia Jewish Labor Committee, and Chair of the John Fox Scholarship Fund in Philadelphia. She also served as a board member for the State Employee Retirement System in Pennsylvania from 2006 to 2011, which is a $28.3 billion fund. She also serves as Chair and trustee on various other insurance and employee benefit funds. Ms. Fox brings to the board an intimate understanding of the Bank’s business, organization, and mission, as well as substantial leadership ability, board and management experience, all of which qualify her to serve on the board of directors.

Donald E. Bouffard Jr. Age 75	Director

Donald E. Bouffard, Jr. has served on the Bank’s board of directors since February 2012. Mr. Bouffard is a Certified Public Accountant who spent 34 years with Crowe LLP, a public accounting and consulting firm, until he retired in 2009. While at Crowe, he served as an external audit partner for 28 years in the Financial Institutions Group where he worked with more than 100 financial institution clients, both public and private, primarily serving as external auditor, but also providing services related to mergers and acquisitions, management succession planning, strategic planning and SEC reporting. Mr. Bouffard served on Crowe’s Executive Committee for ten years. He served on the board of directors and was Chair of the Audit Committee of Wilmington Savings Bank, Wilmington, Ohio, a private bank, from 2011 to 2019, and previously served on the board of directors of the Notre Dame National Monogram Club and was Chair of the Boland-Brennan-Riehle Committee, which oversees a $6 million scholarship fund for children of former Notre Dame athletes. Mr. Bouffard is a member of the American Institute of Certified Public Accountants, the Ohio Society of Certified Public Accountants, and he previously served as a member of the American Institute of Certified Public Accountants Savings and Loan Committee. Mr. Bouffard’s leadership experience, accounting knowledge and business experience qualify him to serve on the board of directors and enhance his ability to contribute as a director.

Maryann Bruce Age 60	Director

Maryann Bruce joined the Bank’s board of directors in August 2018, after a greater than 30-year career in the financial services industry. In acknowledgment of her leadership and expertise, Ms. Bruce was honored by Directors & Boards as one of 20 accomplished female board members in Directors to Watch and by US Banker appearing on “The 25 Most Powerful Women in Banking” list. Formerly, she was an independent director of MBIA (NYSE: MBI) serving on the Audit & Compliance and Compensation & Governance Committees, an independent director and Chair of the Compensation Committee of Atlanta Life Financial Group, a private company, and a Trustee of both the Allianz Global Investors and PNC Funds. Since October 2007, Ms. Bruce has been President of Turnberry Advisory Group, a private consulting firm. From December 2008 to July 2010, she was President of Aquila Distributors, Inc., a subsidiary of Aquila Investment Management LLC, a boutique asset manager. Prior to that, from September 1999 to June 2007, she was President of Evergreen Investments Services, Inc., an investment management and diversified financial services business and subsidiary of Wachovia (now Wells Fargo and Company). Ms. Bruce is the Chair of the Board of Wrestle Like A Girl, the Nominating Committee Chair of the C200 Foundation, a women’s executive leadership association, an advisory board member of RealBlocks, a FinTech company, and a founder of the National Association of Corporate Directors’ Carolinas Chapter. Ms. Bruce earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University, demonstrating her commitment to advanced cybersecurity literacy. Ms. Bruce’s extensive executive leadership and deep corporate governance experience as well as her functional expertise in strategy, sales and distribution, marketing, product development, and risk management, as well as regulatory oversight, qualifies her to serve on the board of directors.

Patricia Diaz Dennis Age 73	Director

Patricia Diaz Dennis joined the Bank’s board of directors in August 2018. Ms. Diaz Dennis has decades of corporate experience, having served on the boards of CarrAmerica, Massachusetts Mutual Life Insurance Company, Citadel Communications Corporation, and Telemundo Group, among others. In 1995, she joined SBC Communications, Inc., the company that later became AT&T, as a Senior Vice President, serving in a variety of positions including General Counsel and Secretary of SBC West from May 2002 until August 2004, and Senior Vice President and Assistant General Counsel of AT&T from August 2004 until she retired in November 2008. Before joining SBC, Ms. Diaz Dennis was appointed by two Presidents and confirmed by the U.S. Senate to three federal government positions. President Ronald Reagan named her to the National Labor Relations Board in 1983, and appointed her a commissioner of the Federal Communications Commission three years later. After becoming partner and communications group practice chair of Jones, Day, Reavis & Pogue, Ms. Diaz Dennis returned to public service in 1992, when President George H. W. Bush appointed her Assistant Secretary of State for Human Rights and Humanitarian Affairs. From 1993 until 1995, Ms. Diaz Dennis served as special counsel for communications matters to the law firm of Sullivan & Cromwell. The former Chair of the National Board of Directors of the Girl Scouts of the USA, Ms. Diaz Dennis has also served on the World Bank Sanctions Board and the NPR Board of Directors. She is currently a director of Entravision Communications Corporation (NYSE: EVC) and U.S. Steel (NYSE: X), sits on the WGU Texas advisory board, Chairs The Global Fund Sanctions

Panel, and is Chair of the World Affairs Council of San Antonio. She is a member of the California, Texas, and District of Columbia bars, and is admitted to practice before the U.S. Supreme Court. Ms. Diaz Dennis’ legal expertise, federal government public service, and substantial board service enhance her skills in corporate governance, compensation matters, risk management, compliance, internal controls, employment, legislative, regulatory, public policy and operational issues. Additionally, her National Labor Relations Board experience brings union relations insight and expertise to the board. These strengths, along with her record of demonstrated executive leadership and integrity provide valued insight and perspective to board deliberations and oversight of the Bank.

Robert C. Dinerstein Age 78	Director

Robert C. Dinerstein has served on the Bank’s board of directors since August 2011. Mr. Dinerstein is Chair of Veracity Worldwide, a strategic risk assessment firm that advises companies doing business in emerging markets, a position he has held since October 2009. Before that, he was Chair of Crossbow Ventures, Inc., a venture capital firm, from 2005 until 2010. He also was a shareholder and served as global co-chair of the financial institutions practice at Greenberg Traurig, LLP, a full-service international law firm, from October 2006 until August 2008. Before that, he was a senior executive with UBS AG’s Investment Bank, having served as Vice Chair-Americas, Global General Counsel and as a member of its Board and Management Committee, with responsibility for all legal, compliance and regulatory matters. While at UBS, Mr. Dinerstein also served on the boards of two of the bank’s international mutual funds and as a trustee of its U.S. pension plan. He also represented UBS on the Executive Committee of the Institute of International Bankers. Before joining UBS, Mr. Dinerstein was Executive Vice President and General Counsel of Shearson Lehman Brothers and was also Vice President and General Counsel of Citicorp’s Investment Bank. He previously served on the Board of Medarex, Inc., a Nasdaq listed biopharmaceutical company, and was chairman of its Nominating and Governance Committee and a member of its Audit and Compensation Committees. He is a member of the Council on Foreign Relations, the advisory committee of the Export Import Bank of the United States, the New York Chapter of the National Association of Corporate Directors, and the boards of Sheltering Arms, a diversified social service organization, and the Connecticut Chapter of the Alzheimer’s Association. He is also a former member of the Dean’s Leadership Council of the Harvard Graduate School of Education and Chairman of Everybody Wins, a literacy and mentoring organization, a board member of the Red Cross of Greater New York and of Phipps Houses, a leading developer of affordable housing and a member of the Advisory Board of School of International and Public Affairs of Florida International University. Mr. Dinerstein brings to the board an overall institutional knowledge of the Bank’s business, banking industry expertise, legal training and leadership experience, all of which qualify him to serve on the board of directors.

Mark A. Finser Age 60	Director

Mark A. Finser was a founding member of New Resource Bank and served as its Chair until the Bank’s acquisition of New Resource Bank in 2018. Mr. Finser started his career in social finance in 1984 as a founder of RSF Social Finance (“RSF”), an organization focused on developing innovative social finance tools to serve the unmet needs of clients and partners. He served as President and Chief Executive Officer of RSF until 2007, during which time he led the growth of the organization’s assets to $120 million. In 2007, he transitioned to Chairman of the Board of Trustees of RSF and served in that role until 2018. As an active member of the social finance community, Mr. Finser has served on several boards, including B Lab, Yggdrasil Land Foundation, and Gaia Herbs. Mr. Finser also works with high net worth individuals and families to develop a strategy to align financial resources with personal values. As part of this work, Mr. Finser serves as an independent trustee for families and multigenerational beneficiaries. Mr. Finser’s extensive business experience, including his experience as a bank director, and knowledge of the Bank’s mission and markets that the Bank serves qualify him to serve on the board of directors and enhance his ability to contribute as a director.

Julie Kelly Age 53	Director

Julie Kelly has served on the Bank’s board of directors since April 2010. Ms. Kelly is the General Manager of the New York New Jersey Regional Joint Board of Workers United and an International Vice President and member of the General Executive Board of Workers United, positions she has held since 2010. She has worked in the labor movement since 1989 and has been with Workers United and its predecessor organizations in a number of capacities since 2000. Ms. Kelly is President of the New York New Jersey Regional Joint Board Holding Company, Inc., a director of Amalgamated Life Insurance Company, and a trustee of the Amalgamated National Health Fund, Amalgamated Retail Retirement Fund, Consolidated Retirement Fund, the National Retirement Fund and the Union Health Center. She also served as former President of the Clothing Workers Center, a historic organization that has provided a home for tens of thousands of ACTWU workers for over a century. During her tenure as a director for over ten years, Ms. Kelly has developed knowledge of the Bank’s business, history, organization, mission, and executive management, which qualify her to serve on the board of directors and enhance her ability to contribute as a director.

Keith Mestrich Age 53	President and Chief Executive Officer Director

Keith Mestrich has served as the Bank’s President and Chief Executive Officer and on the Bank’s board of directors since 2014. Mr. Mestrich has over three decades of experience in banking and financial management, many of those positions assisting our core constituencies in labor, nonprofits, political organizations and issue-advocacy campaigns. Mr. Mestrich joined the Bank in 2012 and directed our Washington, D.C. operation where he built its presence in the nation’s capital. Since his appointment as President and Chief Executive Officer in 2014, the Bank returned to profitability, improved its credit quality, installed a new management team and significantly grew its core deposit base. Mr. Mestrich has spearheaded initiatives to underscore the Bank’s mission, including support of a living wage (and raising our minimum wage to $20 per hour), acceptance of IDNYC as a primary form of ID, and certification of the Bank as a B Corporation. In 2018, Mr. Mestrich guided the Bank’s acquisition of San Francisco-based New Resource Bank, creating the nation’s leading socially responsible banks. Before joining the Bank, he served as the Chief Financial Officer and Deputy Chief of Staff for the Service Employee International Union from 2008 through 2012 and has extensive experience in the financial sector. Mr. Mestrich’s experience in commercial and retail banking operations and management, credit administration, and product management provides the board of directors with significant expertise important to the oversight of the Bank and expansion into its target markets, all of which qualify him to serve on the board of directors.

John McDonagh Age 69	Director

John McDonagh has served on the Bank’s board of directors since January 2013. Mr. McDonagh retired from JPMorgan Chase Bank N.A. (together with its predecessor organizations, “JPM”) in February 2011 as a Managing Director of JPM’s Global Special Credit Group, having served in various credit capacities at JPM over a career spanning approximately 38 years, including as a division executive for Chase Real Estate Department and as a director for Chase Bank of Florida. In his final position at JPM, which he occupied from 1998 until his retirement, Mr. McDonagh was responsible for, among other things, the restructuring of large corporate credits, usually over $1.0 billion and involving borrowers in various industries. From 2009 until his retirement, Mr. McDonagh also served on JPM’s bank-wide management Real Estate Committee. From 2003 through his retirement, he also served on the Management Committee responsible for reviewing the warehouse position of JPM’s Commercial Mortgage Securitization Group. Before that, he served on JPM’s Fund Performance Review Committee investigating performance of investments sold to pension funds from 1996 until 1998. Mr. McDonagh’s extensive business and banking experience and knowledge of credit markets qualify him to serve on the board of directors and enhance his ability to contribute as a director.

Robert G. Romasco Age 72	Director

Robert G. Romasco has served on the Bank’s board since September 2014. Mr. Romasco served as President, and chief volunteer spokesperson, of AARP from 2012 until 2014, and served on AARP’s board of directors from 2006 until 2014, where he served as AARP’s Secretary-Treasurer; Chair of the board’s Audit & Finance Committee; and Chair of the National Policy Council. Before that, Mr. Romasco served as Senior Vice President of customer, distribution, and new business development for QVC, Inc. from November 2005 until June 2006. Before joining QVC, he served as Executive Vice President and Chief Marketing Officer of CIGNA Corp. where he was responsible for driving marketing and distribution leverage across four independent business units. Before CIGNA Corp. and QVC, Mr. Romasco served as Chief Executive Officer of J.C. Penney Direct Marketing Services, a $1 billon insurance company serving the leading credit card firms; Senior Vice President of American Century Investments; Director of Strategic Customer Development for Corporate Decisions Inc.; and as Chief Financial Officer of Epsilon, a pioneer in the database marketing industry. Mr. Romasco has served on the advisory board of the Eugene Bay Foundation, which makes grants to community-building organizations in Philadelphia. He served as an advisory board member of Eastwood, Inc., a privately held leader in direct marketed auto restoration components, from April 2005 until April 2019. Mr. Romasco’s business experience provides him with an appreciation of markets that the Bank serves, and his leadership experiences provide him with insights regarding product management and retail marketing, each of which qualify him to serve on the board of directors.

Edgar Romney Sr. Age 77	Director

Edgar Romney Sr. has served on the Bank’s board of directors since July 1995. Mr. Romney Sr. briefly became President of Workers United upon its formation in March 2009 and has been its Secretary-Treasurer since July 2009. He is also a member of the General Executive Board of Workers United and Vice President of Service Employees International Union, positions he has held since September 2009. Mr. Romney Sr. joined the former International Ladies’ Garment Workers’ Union (ILGWU) in 1962 as a shipping clerk. He later became an Organizer and Business Agent with Local 99 ILGWU and, in 1976, was asked to serve as Director of Organization for the largest ILGWU affiliate – Local 23-25. Two years later, he was elected Assistant Manager of Local 23-25, and in 1983, became the local’s Manager-Secretary and an ILGWU Vice President. Mr. Romney Sr. served as Manager-Secretary of Local 23-25 until 2004, when he became Manager of the New York Metropolitan Area Joint Board, formed by the consolidation of the five local unions that represent apparel workers in the New York area. In 1989, Mr. Romney Sr. was elected ILGWU Executive Vice President, becoming the first African-American to hold that position, and in 1995, he became Executive Vice President of UNITE – the union that grew out of the merger of the ILGWU and ACTWU. He was elected to the position of Secretary-Treasurer of UNITE in 2003. With the merger of UNITE and HERE in 2004, Mr. Romney Sr. became Executive Vice President of UNITE HERE, a position he held until the separation of UNITE and HERE in 2009. Mr. Romney Sr. also served as Secretary-Treasurer of the Change to Win Coalition from September 2003 until 2009. He continues to serve on numerous boards of directors and is Co-Chair of the Garment Industry Day Care Center of Chinatown; National Secretary of the A. Philip Randolph Institute; Vice President of IndustriALL and the New York State AFL-CIO; Secretary Treasurer of the Garment Industry Development Corporation; and an executive board member of the New York City Central Labor Council and the Workmen’s Circle. Mr. Romney Sr. is also a director of Amalgamated Life Insurance Company, a board member of the Sidney Hillman Foundation, and a trustee of each of the Consolidated Retirement Fund and the National Retirement Fund. Mr. Romney Sr. is the father of Mr. Romney Jr., who is an Executive Vice President and Northeast Regional Director of the Bank. Mr. Romney Sr. brings to the board an intimate understanding of the Bank’s business, mission and organization, as well as substantial leadership ability, all of which qualify him to serve on the board of directors.

Stephen R. Sleigh Age 64	Director

Stephen R. Sleigh has served on the Bank’s board of directors since March 2015. In March 2015, he started a consulting business, Sleigh Strategy LLC, to provide strategic advice aligning business and workforce interests. Mr. Sleigh previously was the Director of the International Association of Machinists National Pension Fund from April 2011 to March 2015, and was the Director of Strategic Resources for the International Association of Machinists, a position he held from September 1994 until September 2006. He also served as a Partner at The Yucaipa Companies, LLC from September 2006 until March 2011. Before that, he worked as Research Director of the International Brotherhood of Teamsters and Deputy Director of the Center for Labor-Management Policy Studies. Mr. Sleigh is a current member and past President of the Labor and Employment Relations Association. He has served as a director of the Baltimore Branch of the Federal Reserve Bank of Richmond, appointed by the Federal Reserve Board of Governors. Mr. Sleigh is the author of two books, On Deadline (1998) and Economic Restructuring and Emerging Patterns of Industrial Relations (1993). Mr. Sleigh serves as the director representative for the investment funds affiliated with The Yucaipa Companies, LLC, pursuant to such funds’ contractual director nomination right. Mr. Sleigh brings to the board an overall institutional knowledge of the Bank’s business, banking industry expertise, and leadership experience, all of which qualify him to serve on the board of directors.

Director Independence

Under the rules of The Nasdaq Stock Market, which will govern the Holding Company upon completion of the reorganization, independent directors must constitute a majority of a listed company’s board of directors. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The size of the Holding Company board is 12 members consisting of Mr. Mestrich (the President and Chief Executive Officer of the Holding Company and the Bank), Mr. Finser (the former chair of New Resource Bank’s board of directors), five directors (Ms. Fox, Ms. Kelly, and Mr. Romney Sr. and two independent directors, Ms. Bruce and Ms. Diaz Dennis) designated by Workers United, the Bank’s significant stockholder, one director designated by funds associated with The Yucaipa Companies (Mr. Sleigh), and the other four existing independent directors (Mr. Bouffard, Mr. Dinerstein, Mr. McDonagh, and Mr. Romasco).

The board of directors has evaluated the independence of each director based on the independence criteria under The Nasdaq Stock Market rules and has determined that each of Mr. Bouffard, Ms. Bruce, Ms. Diaz Dennis, Mr. Dinerstein, Mr. Finser, Mr. McDonagh, Mr. Romasco, and Mr. Sleigh is an independent director.

As part of this evaluation, the board of directors considered the current and prior relationships that each independent director has with the Holding Company and the Bank and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of shares of the Holding Company’s common stock by each independent director, after giving effect to the reorganization.

The Holding Company’s board of directors determined that the following directors are not independent: Mr. Mestrich (the President and Chief Executive Officer of the Holding Company and the Bank), Ms. Fox, Ms. Kelly, and Mr. Romney Sr.

Committees of the Board of Directors

Pursuant to the Holding Company’s bylaws, the Holding Company’s board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Holding Company. The Holding Company’s board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If the reorganization is completed, the Holding Company will designate the committees of the board and each of these committees intends to establish written charters, which will be available on the Bank’s website. It is anticipated that the functions of these committees will be substantially similar to the functions that are performed by the equivalent committees of the Bank.

Board Diversity

The Holding Company recognizes that a board made up of highly qualified directors from diverse backgrounds benefits from the contribution of different perspectives and experiences to board discussions and decisions, promoting better corporate governance. Therefore, the Holding Company intends for its governance and nominating committee to assess nominees based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the board as being important in fostering a diverse and inclusive, culture which solicits multiple perspectives and views. Such committee will ensure that diverse characteristics, including but not limited to gender, age, ethnicity, disability and sexual orientation, are included in any pool of candidates from which the Amalgamated board of director nominees are chosen.

Family Relationships

Edgar Romney Sr. one of the Holding Company directors, is the father of Edgar Romney Jr., an Executive Vice President, Northeast Regional Director of the Bank.

Management - Executive Officers

Executive Officers

Biographical information for each of the Holding Company’s executive officers is provided below (other than Mr. Mestrich). Because Mr. Mestrich also serves on the Holding Company’s board of directors, we have provided his biographical information above with the other directors.

Andrew LaBenne Age 46	Senior Executive Vice President and Chief Financial Officer

Andrew LaBenne has served as the Bank’s Chief Financial Officer since April 2015, as a Senior Executive Vice President since April 2017, and as an Executive Vice President from April 2015 until April 2017. Before joining the Bank, he served as Chief Financial Officer of Business Banking for JPMorgan Chase & Co. from August 2013 until April 2015. From 1996 until July 2013, Mr. LaBenne spent 17 years at Capital One Financial in various positions in operations, marketing and finance, including as Chief Financial Officer of Retail Banking and Chief Financial Officer of Commercial Banking. While at Capital One Financial, he played a key role in growing the institution’s banking franchise through acquisitions and organic growth. He holds a bachelor’s degree in engineering from the University of Michigan and an M.B.A. from the University of Virginia.

Martin Murrell Age 58	Senior Executive Vice President and Chief Operating Officer

Martin Murrell has served as the Bank’s Chief Operating Officer and as its Senior Executive Vice President, Consumer Banking since April 2017. He joined the Bank in its Washington D.C. office in April 2016 as an Executive Vice President and Head of Consumer Banking. Mr. Murrell has over 15 years of experience in the design, implementation and management of consumer digital financial services. From November 2007 until April 2016, Mr. Murrell held various positions at American Express, including Head of Direct Deposits—where he was responsible for launching and leading the personal savings direct deposit business, VP Strategic Planning Group, and Vice President of Enterprise Strategic Initiatives. Before his time at American Express, he was a

Vice President with Capital One Financial, where he launched its first online direct savings product, led an internal team focused on enhancing customer experience, and developed a number of secure consumer online payment systems. Mr. Murrell holds a Ph.D. in Nuclear Physics from The Queen’s College, University of Oxford, and a bachelor’s degree in Physics from the University of Durham.

Sam Brown Age 39	Executive Vice President, Director of Commercial Banking

Sam Brown joined the Bank as Executive Vice President, Business Development in December 2014. In December 2015, Mr. Brown became an Executive Vice President, Director of Commercial Banking. Prior to joining the Bank, Mr. Brown served as Director of the White House Business Council in the White House’s Office of Public Engagement, a position he held from 2013 to 2014. As President Barack H. Obama’s liaison to the private sector, Mr. Brown worked on economic policies to help America’s working families and businesses succeed. Before leading the Business Council, Mr. Brown held various positions between 2007 and 2012 serving President Obama. Mr. Brown also served as the founding Chief Operating Officer of Organizing for Action and Finance Chief of Staff for the Obama-Biden 2012 campaign. Mr. Brown holds a bachelor’s degree from University of Southern California.

Jason Darby Age 48	Executive Vice President and Chief Accounting Officer

Jason Darby has served as the Bank’s Chief Accounting Officer and Controller and as Executive Vice President since February 2018, and previously served as the Bank’s Controller and Senior Vice President from July 2015 until February 2018. Before that, he served as Managing Director of Commercial Business Banking for Capital One Financial from July 2012 until June 2015. From 1993 until June 2012, Mr. Darby was an Executive Vice President in charge of sales and marketing at Esquire Bank and, before that, he spent nine years at North Fork Bank/Capital One Financial in various positions in operations and finance. Additionally, Mr. Darby spent five years at KPMG LLP and two years at American Express. Mr. Darby is a licensed CPA in New York and holds a bachelor’s degree in accounting from St. Bonaventure University as well as an M.B.A. from the University of Pittsburgh.

Mark Pappas Age 60	Executive Vice President and Chief Risk Officer

Mark Pappas joined the Bank in August 2015 as its Chief Audit Executive. In April 2018, the Bank appointed him as its Chief Risk Officer. Before joining the Bank, Mr. Pappas held various roles at Morgan Stanley in Internal Audit and Finance Risk executive leadership over an 11-year period from August of 2004 to July of 2015. During his tenure at Morgan Stanley, Mr. Pappas developed and implemented the global, firm-wide Sarbanes-Oxley compliance program. Before that, Mr. Pappas held senior audit leadership positions at international and national banks, including Credit Suisse, Standard Chartered, Bankers Trust and Credit Agricole. He is a past President of the Securities Industry & Financial Markets Association (SIFMA) Internal Auditors Division. Mr. Pappas is also a Certified Public Accountant and earned a Master of Business Administration degree in Finance from Fordham University and a Bachelor of Arts degree in Accounting and Information Systems from Queens College.

Arthur Prusan Age 54	Executive Vice President and Chief Credit Risk Officer

Arthur Prusan has served as the Bank’s Chief Credit Risk Officer since April 2018. Before that, he served as the Bank’s Senior Vice President, Head of Credit Operations, and as a Commercial & Industrial Senior Credit Officer from 2012 until April 2018. Before joining the Bank, Mr. Prusan served as Chief Administrative Officer for Global Business Services Americas at Deutsche Bank. Mr. Prusan began his career at GE Capital in 1989, working in various business units where he led pricing and deal structuring for leases and loans. After his time at GE Capital, Mr. Prusan managed pricing and sales contracts at IPC, a telecom technology company that serves the financial services industry. Mr. Prusan has previously worked at Goldman Sachs and UBS in various finance, administrative, business management, and operations positions. Mr. Prusan earned his MBA from Northwestern Kellogg School of Management and his Bachelor of Arts in Applied Math and Economics from Yale University.

Sean Searby Age 38	Executive Vice President, Operations and Program Management

Sean Searby has served as the Bank’s Executive Vice President, Operations and Program Management since 2020. Prior to that, he served as the Director of Product Management from 2018 to 2020, and as the Director of Product & Client Services within Commercial Banking from 2015 to 2018. Before joining the Bank, Mr. Searby worked in Global Transaction Banking at HSBC on the USD Clearing Team, providing foreign financial institutions and multinational corporations access to the USD market. Before HSBC, Mr. Searby was in the Strategic Planning Group at Cathay Bank. Earlier in his career, he held a number of positions in Operations and Cash Management.

Deborah Silodor Age 60	Executive Vice President and General Counsel

Deborah Silodor has served as the Bank’s Executive Vice President and General Counsel since 2015. Before that she served as the Bank’s Deputy General Counsel from February 2009 until January 2015, and as an Assistant General Counsel from June 2007 until February 2009. Before joining the Bank, she served as counsel in the law firm of Lowenstein Sandler in New Jersey from June 1999 until June 2007, where she specialized in commercial litigation. Earlier in her career, Ms. Silodor served as an enforcement attorney with the Office of Thrift Supervision. She holds a bachelor’s degree in History from Georgetown University and a J.D. degree from New York University School of Law.

Principal Stockholders

As of the date of this proxy statement/prospectus, the Holding Company has not issued any stock. The principal stockholders of the Bank immediately prior to the reorganization will become the principal stockholders of the Holding Company immediately after the reorganization. For information on the beneficial ownership of Bank common stock by the directors, officers, and beneficial owners of more than 5% of the Bank, see the Bank’s 2019 Annual Report on Form 10-K under Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, which is attached as Exhibit 99.2 to the registration statement. The beneficial ownership information is accurate as of the date specified in the Bank’s 2019 Annual Report on Form 10-K. In the reorganization, each of the persons identified in that section will receive exactly the same number of shares of Holding Company common stock as the number of shares of Bank common stock they currently own (and their outstanding Bank stock options and/or Bank restricted stock units, as applicable, will convert into Holding Company stock options and/or Holding Company restricted stock units on a one-for-one basis). If there are no dissenters’ shares, then the percentages shown in the table in that section will remain the same following the reorganization, while if some of the Bank’s stockholders do dissent and receive payment for their shares, the respective percentages will increase slightly.

Management Compensation

Director Compensation

The Bank currently compensates its non-employee directors for their service on the board of the Bank as discussed in the Bank’s 2019 Annual Report on Form 10-K under Item 11 – Executive Compensation, which is attached as Exhibit 99.2 to the registration statement. All of the directors of the Holding Company are also directors of the

Bank. Following consummation of the reorganization, all non-employee directors of the Holding Company will receive the same compensation for service on the board of the Holding Company that they previously received for service on the board of the Bank, with no separate compensation for their service on the board of the Bank.

Compensation of Executive Officers

All of the executive officers of the Holding Company are also executive officers of the Bank. These individuals are compensated for their services as officers of the Bank (see the Bank’s 2019 Annual Report on Form 10-K under Item 11 – Executive Compensation, which is attached as Exhibit 99.2 to the registration statement) and will not receive any additional compensation in respect of their executive officer positions with the Holding Company.

Dividends and Dividend Policy

Because the Holding Company is a newly organized corporation, it has not considered or adopted a formal dividend policy with respect to its common stock it will issue in the reorganization. It is expected, however, that the dividend policy of the Holding Company will be similar to that of the Bank. This policy will be reviewed on a regular basis. As a bank holding company, the Holding Company’s ability to pay dividends will depend upon the dividends it receives from the Bank and on the earnings and profits which it may receive from any other activities in which the Holding Company may engage, either directly or through other subsidiaries. Initially, since the Holding Company may not have any other significant business activities, its ability to pay dividends will depend almost solely on dividends received from the Bank.

There are various Federal Reserve and New York State restrictions involved in the payment of dividends by the Bank or the Holding Company. For more information, see “—Additional Supervision and Regulation–Dividends”.

Additional Supervision and Regulation

Following the reorganization, the Bank will continue to be subject to the same banking laws and regulations, and to supervision, regulation and examination by the NYDFS and the FDIC, as it has been before the reorganization. For a general summary of the material aspects of certain statutes and regulations applicable to the Bank, see the Bank’s 2019 Annual Report on Form 10-K under Item 1. Business—Supervision and Regulation, which is attached as Exhibit 99.2 to the registration statement.

If we complete the reorganization, the Holding Company will own 100% of the outstanding capital stock of the Bank, and will be considered to be a bank holding company under the BHC Act. As a result, the Holding Company will be subject to the supervision, examination and reporting requirements of the Federal Reserve under the BHC Act and the regulations promulgated thereunder.

The following is a summary of the material aspects of certain statutes and regulations that will be applicable to the Holding Company. These summary descriptions are not complete, and you should refer to the full text of the statutes, regulations, and corresponding guidance for more information. These statutes and regulations are subject to change, and additional statutes, regulations, and corresponding guidance may be adopted. We are unable to predict these future changes or the effects, if any, that these changes could have on the Holding Company’s business, revenues, and results of operations.

Permitted Activities

Under the BHC Act, a bank holding company is generally permitted to engage in, or acquire direct or indirect control of more than 5% of the voting shares of any company engaged in, the following activities:

•	banking or managing or controlling banks;

•	furnishing services to or performing services for our subsidiaries; and

•	any activity that the Federal Reserve determines to be so closely related to banking as to be a proper incident to the business of banking.

Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

•	factoring accounts receivable;

•	making, acquiring, brokering or servicing loans and usual related activities;

•	leasing personal or real property;

•	operating a non-bank depository institution, such as a savings association;

•	trust company functions;

•	financial and investment advisory activities;

•	conducting discount securities brokerage activities;

•	underwriting and dealing in government obligations and money market instruments;

•	providing specified management consulting and counseling activities;

•	performing selected data processing services and support services;

•	acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

•	performing selected insurance underwriting activities.

As a bank holding company, the Holding Company can elect to be treated as a “financial holding company,” which would allow it to engage in a broader array of activities. In summary, a financial holding company can engage in activities that are financial in nature or incidental or complimentary to financial activities, including insurance underwriting, sales and brokerage activities, providing financial and investment advisory services, underwriting services and limited merchant banking activities. We currently plan to seek designation as a financial holding company immediately following the completion of the reorganization. In order to elect financial holding company status, at the time of such election, each insured depository institution that the Holding Company controls must be well capitalized, well managed and have at least a satisfactory rating under the Community Reinvestment Act.

The Federal Reserve has the authority to order a bank holding company or its subsidiaries to terminate any of these activities or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that the bank holding company’s continued ownership, activity or control constitutes a serious risk to the financial safety, soundness or stability of it or any of its bank subsidiaries.

Expansion Activities

The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before merging with another bank holding company, acquiring substantially all the assets of any bank or bank holding company, or acquiring directly or indirectly any ownership or control of more than 5% of the voting shares of any bank. A bank holding company is also prohibited from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company engaged in nonbanking activities, other than those determined by the Federal Reserve to be so closely related to banking as to be a proper incident to the business of banking.

Obligation of a Holding Company to its Subsidiary Banks

There are a number of obligations and restrictions imposed by law and regulatory policy on bank holding companies with regard to their depository institution subsidiaries that are designed to minimize potential loss to depositors and to the FDIC insurance fund in the event that the depository institution becomes in danger of defaulting under its obligations to repay deposits. Under a policy of the Federal Reserve, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, to avoid receivership of its insured depository institution subsidiary, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become “undercapitalized” within the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (a) an amount equal to 5% of the institution’s total assets at the time the institution became undercapitalized, or (b) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with such capital restoration plan.

The Federal Reserve also has the authority under the BHC Act to require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve’s determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal law grants federal bank regulatory authorities’ additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution’s financial condition.

In addition, the “cross guarantee” provisions of the Federal Deposit Insurance Act (the “FDIA”) require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by the FDIC as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC’s claim for damages is superior to claims of stockholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

The FDIA also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or stockholder. This provision would give depositors a preference over general and subordinated creditors and stockholders in the event a receiver is appointed to distribute the assets of the Bank.

Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Capital Requirements

The Federal Reserve will impose certain capital requirements on the Holding Company under the BHC Act, including a minimum leverage ratio and a minimum ratio of “qualifying” capital to risk-weighted assets. These requirements are essentially the same as those that apply to the Bank and are described in the Bank’s 2019 Annual Report on Form 10-K under Item 1. Business—Supervision and Regulation—Capital and Related Requirements, which is attached as Exhibit 99.2 to the registration statement.

We are also able to raise capital for contribution to the Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws.

Dividends

The Holding Company’s ability to pay dividends to its stockholders may be affected by both general corporate law considerations and policies of the Federal Reserve applicable to bank holding companies. As a Delaware public benefit corporation, the Holding Company is subject to the limitations of the DGCL. The DGCL allows the Holding Company to pay dividends only out of its surplus (as defined and computed in accordance with the provisions of the DGCL) or if the Holding Company has no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company should eliminate, defer or significantly reduce dividends to stockholders if: (a) the company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (b) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (c) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. In addition, under the Basel III capital rules, financial institutions that seek to pay dividends will have to maintain the 2.5% capital conservation buffer. See the Bank’s 2019 Annual Report on Form 10-K under Item 1. Business—Supervision and Regulation—Capital and Related Requirements, which is attached as Exhibit 99.2 to the registration statement.

In addition, since the Holding Company is a legal entity separate and distinct from the Bank and does not conduct stand-alone operations, its ability to pay dividends depends on the ability of the Bank to pay dividends to it, which is also subject to regulatory restrictions as described in the Bank’s 2019 Annual Report on Form 10-K under Item 1. Business—Supervision and Regulation—Payment of Dividends, which is attached as Exhibit 99.2 to the registration statement.

Restrictions on Affiliate Transactions

The Holding Company is a legal entity separate and distinct from the Bank and its other subsidiaries. Various legal limitations restrict the Bank from lending or otherwise supplying funds to the Holding Company or its non-bank subsidiaries. The Holding Company and the Bank are subject to Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W.

Section 23A of the Federal Reserve Act places limits on the amount of loans or extensions of credit by a bank to any affiliate, including its holding company, and on a bank’s investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations any of affiliates of the bank. Section 23A also applies to derivative transactions, repurchase agreements and securities lending and borrowing transactions that cause a bank to have credit exposure to an affiliate. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of the Bank’s capital and surplus and, as to all affiliates combined, to 20% of the Bank’s capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. The Bank is forbidden to purchase low quality assets from an affiliate.

Section 23B of the Federal Reserve Act, among other things, prohibits a bank from engaging in certain transactions with certain affiliates unless the transactions are on terms and under circumstances, including credit standards, that are substantially the same, or at least as favorable to such bank or its subsidiaries, as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies. If there are no comparable transactions, a bank’s (or one of its subsidiaries’) affiliate transaction must be on terms and under circumstances, including credit standards, that in good faith would be offered to, or would apply to, nonaffiliated companies. These requirements apply to all transactions subject to Section 23A as well as to certain other transactions.

The affiliates of a bank include any holding company of the bank, any other company under common control with the bank (including any company controlled by the same stockholders who control the bank), any subsidiary of the bank that is itself a bank, any company in which the majority of the directors or trustees also constitute a majority of the directors or trustees of the bank or holding company of the bank, any company sponsored and advised on a contractual basis by the bank or an affiliate, and any mutual fund advised by a bank or any of the bank’s affiliates. Regulation W generally excludes all non-bank and non-savings association subsidiaries of banks from treatment as affiliates, except to the extent that the Federal Reserve Board decides to treat these subsidiaries as affiliates.

INFORMATION ABOUT THE BANK

Amalgamated Bank is New York state-chartered commercial bank and a chartered trust company headquartered in New York, New York. We provide a broad range of products and services to a target customer base that wants a financial partner that is socially responsible, values-oriented and committed to creating positive change in the world. These customers include advocacy-based non-profits, social welfare organizations, national and local labor unions, political organizations, foundations, and sustainability-focused, socially responsible businesses (we refer to these organizations on a collective basis as socially responsible organizations), as well as the members and stakeholders of these commercial customers.

As of June 30, 2020, our total assets were $6.5 billion, our total loans, net of deferred fees and allowance were $3.6 billion, our total deposits were $5.9 billion, and our stockholders’ equity was $503.7 million. As of June 30, 2020, our trust business held $32.0 billion in assets under custody and $13.3 billion in assets under management. We completed an initial public offering of our Class A common stock in August 2018.

Business of the Bank

For information about the Bank’s business, see Item 1. Business in the Bank’s 2019 Annual Report on Form 10-K, which is attached as Exhibit 99.2 to the registration statement and is incorporated by reference herein.

Properties

For information about the Bank’s properties, see Item 2. Properties in the Bank’s 2019 Annual Report on Form 10-K, which is attached as Exhibit 99.2 to the registration statement and is incorporated by reference herein.

Legal Proceedings

For information about legal proceedings involving the Bank, see Item 3. Legal Proceedings in the Bank’s 2019 Annual Report on Form 10-K, which is attached as Exhibit 99.2 to the registration statement and is incorporated by reference herein.

Market for Bank Common Stock

For information about the market and market price for Bank common stock, and related information, see Item 5. Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities in the Bank’s 2019 Annual Report on Form 10-K, which is attached as Exhibit 99.2 to the registration statement and is incorporated by reference herein.

Financial and Related Information

For financial information about the Bank at and for the years ended December 31, 2019 and 2018, including the Bank’s audited financial statements for those years, see the following sections of the Bank’s 2019 Annual Report on Form 10-K for the year ended December 31, 2019, which is attached as Exhibit 99.2 to the registration statement and is incorporated by reference herein: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures About Market Risk; and Item 8. Financial Statements and Supplementary Data.

For financial information about the Bank at and for the three-month periods ended March 31, 2020 and 2019, including the Bank’s unaudited financial statements for such periods, see the following sections of the Bank’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, which is attached as Exhibit 99.3 to the registration statement and is incorporated by reference herein: Item 1. Financial Statements; Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Item 3. Quantitative and Qualitative Disclosures About Market Risk.

For financial information about the Bank at and for the six-month periods ended June 30, 2020 and 2019, including the Bank’s unaudited financial statements for such periods, see the following sections of the Bank’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, which is attached as Exhibit 99.4 to the registration statement and is incorporated by reference herein: Item 1. Financial Statements; Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Management and Corporate Governance Information

For information about the Bank’s officers and directors, their compensation, share ownership, and relationships and transactions with the Bank, see the following sections of the Bank’s 2019 Annual Report on Form 10-K, which is attached as Exhibit 99.2 to the registration statement and is incorporated by reference herein: Item 10. Directors, Executive Officers and Corporate Governance; Item 11. Executive Compensation; Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters; and Item 13. Certain Relationships and Related Transactions, and Director Independence.

Other Information

Other information about the Bank can be found in the sections of the Bank’s 2019 Annual Report on Form 10-K, which is attached as Exhibit 99.2 to the registration statement and is incorporated by reference herein, that are not specifically listed above.

EXPERTS

The consolidated financial statements of Amalgamated Bank and subsidiaries as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the reorganization, including the validity of the Amalgamated Financial common stock to be issued in the reorganization will be passed upon for the Bank and the Holding Company by Nelson Mullins Riley & Scarborough, LLP, New York, New York.

STOCKHOLDER PROPOSALS

If the reorganization is completed, you will no longer be a stockholder of the Bank but you will be a stockholder of the Holding Company (unless you properly exercise your dissenters’ rights, as described in this proxy statement/prospectus). Therefore, any proposal that a stockholder of the Holding Company wishes to have presented at the first annual meeting of the Holding Company that takes place after the reorganization, which will be held in 2021, must be submitted in accordance with its bylaws. We urge you to send all proposals of this kind by certified mail, return receipt requested, to the attention of Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary. Any proposal for consideration by stockholders at the Holding Company’s 2021 annual meeting must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, 90 days in advance of the anniversary of the previous year’s annual meeting if the current year’s meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of public disclosure of the date of such meeting. For more information about the information that must be included in your proposal, please refer to the Holding Company bylaws which are attached to this proxy statement/prospectus as Annex D.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this proxy statement/prospectus the information in other documents that we file under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and information that we file later under the Exchange Act that is incorporated by reference in this proxy/statement prospectus will automatically update and supersede information contained in documents filed earlier under the Exchange Act or contained in this proxy statement/prospectus. We incorporate by reference the following documents we have filed with the FDIC, which are also filed as exhibits to the registration statement on Form S-4EF, of which this proxy statement/prospectus is a part, and the future filings we make under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this proxy statement/prospectus until the date we complete the holding company reorganization (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020;

•	our Current Reports on Form 8-K filed on April 7, 2020, April 27, 2020, May 1, 2020, June 26, 2020, and September 8, 2020; and

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed March 19, 2020, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

You may request a copy of these filings, at no cost, by contacting us at the following address or telephone number:

Amalgamated Bank

275 Seventh Avenue

New York, New York 10001

Attention: Corporate Secretary

(212) 895-4490

To ensure timely delivery of any requested information, you must make any request no later than [•], 2020, which is five business days before the special meeting.

ANNEX A

PLAN OF ACQUISITION

PLAN OF ACQUISITION (the “Reorganization Plan”), dated as of September 4, 2020, is adopted and approved by Amalgamated Bank (the “Bank”) and Amalgamated Financial Corp. (the “Holding Company”).

RECITALS:

The parties acknowledge the following to be true and correct:

1.

The Bank is a state bank duly organized under the laws of the State of New York and has its main office and place of business in New York City, New York. The Bank is authorized by its organization certificate to issue up to 70,000,000 shares of Class A common stock, par value $0.01 per share, 31,049,525 shares of which are issued and outstanding as of August 31, 2020 and up to 100,000 shares of Class B common stock, par value of $0.01, none of which are issued and outstanding. The Bank is also authorized by its organization certificate to issue up to 1,000,000 shares of preferred stock, par value of $0.01, none of which are issued and outstanding.

2.

The Holding Company is a public benefit corporation duly organized under the laws of Delaware and has its main office and place of business in New York City, New York. As of the Effective Time of the Share Exchange (as such terms are defined below), the Holding Company will have authorized and unissued 70,000,000 shares of common stock of a par value $0.01 per share and 1,000,000 shares of preferred stock of a par value of $0.01. Prior to the Effective Time of the Share Exchange, the Holding Company will have no shares of common or preferred stock outstanding.

3.

The Boards of Directors of the Bank and the Holding Company desire to establish a holding company structure pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company in accordance with Section 143-a of the New York Banking Law (“Section 143-a”).

4.

The Board of Directors of each of the Bank and the Holding Company has deemed advisable a share exchange transaction between the Bank and the Holding Company (the “Share Exchange”) in order to establish the holding company structure and has approved this Reorganization Plan and authorized its execution.

In consideration of the foregoing premises, the Bank and the Holding Company adopt and approve this Reorganization Plan and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

ARTICLE I: The Acquiring Corporation

The name of the acquiring corporation is Amalgamated Financial Corp. The entity whose shares will be acquired is Amalgamated Bank.

ARTICLE II: Terms and Conditions of the Exchange

1.

When the Share Exchange becomes effective, each issued and outstanding share of Class A common stock of the Bank shall be exchanged for one share of common stock of the Holding Company (the “Reorganization Consideration”). As a result of the Share Exchange, the Holding Company shall, in accordance with Section 143-a, become the owner for all purposes of all outstanding shares of the Bank’s Class A common stock, with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all other rights of a record and beneficial owner thereof, and the Bank will continue in existence as a wholly-owned subsidiary of the Holding Company. All shares of the Bank’s Class A common stock issued and outstanding immediately prior to the Effective Time shall continue as issued and outstanding shares immediately subsequent to the Effective Time, but the ownership of all such shares shall vest at the Effective Time in the Holding Company, in accordance with Section 143-a. The organization certificate, bylaws, corporate identity, charter, and officers and directors of the Bank will not be changed as a result of the Share Exchange. Consequently, as a result of the Share Exchange, each holder of one or more shares of the Bank’s Class A common stock shall, in accordance with Section 143-a, become the owner of one share of the Holding Company’s common stock for each share of the Bank’s Class A common stock then held by such stockholder, with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all of the rights of a record owner thereof; provided however, that each dissenting stockholder shall only be entitled to receive cash as is more specifically provided in Section 8 of this Reorganization Plan.

2.

At the Effective Time, the Holding Company shall assume the stock options and all other employee benefit plans of the Bank. Each outstanding and unexercised stock option or other right to purchase, or security convertible into, securities in the Bank shall become a stock option, or right to purchase, or a security convertible into securities in the Holding Company on the basis of one share of Holding Company common stock for each share of Bank Class A common stock, issuable pursuant to any such stock option or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such Bank stock option, stock purchase right or other convertible security at the Effective Time. A number of shares of Holding Company common stock shall be reserved for issuance upon the exercise of stock options, stock purchase rights and convertible securities equal to the number of shares of Bank Class A common stock so reserved immediately prior to the Effective Time, or as otherwise deemed necessary to effect the purposes of the Share Exchange.

3.

At the Effective Time, all outstanding awards of restricted stock units, if any, will convert into awards of restricted stock units of Holding Company common stock on substantially the same terms, restrictions and conditions as set forth in the applicable grant or award agreement.

4.

Consummation of the Share Exchange is conditioned upon approval by the holders of two-thirds of the outstanding shares of the Bank as required by law, and upon the receipt of any required approvals from regulatory agencies, including the Superintendent of the New York State Department of Financial Services (the “Superintendent”).

5.

The Reorganization Plan shall be submitted to the stockholders of the Bank for approval at a meeting to be called and held in accordance with the applicable provisions of law and the organization certificate and bylaws of the Bank. The Bank and the Holding Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Share Exchange at the time provided herein.

6.

Upon satisfaction of the requirements of law and the conditions contained in this Reorganization Plan, the Share Exchange shall become effective upon the filing of this Reorganization Plan, together with such certificates and the original of the approval of the Superintendent, in the office of the Superintendent (the “Effective Time”).

7.	The Bank shall pay all reasonable and necessary expenses associated with the transaction proposed herein.

8.

Any stockholder of the Bank who is entitled to vote on this Reorganization Plan and does not vote in favor of the proposal in person or by proxy at the stockholder meeting called to approve the Reorganization Plan shall, subject to and by complying with Section 6022 of the New York Banking Law, have the right to receive payment of the fair value of such stockholder’s shares and the other rights and benefits provided by such section.

ARTICLE III: Manner and Basis of Exchanging Shares

At the Effective Time:

1.

Each share of Class A common stock of the Bank issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into the right to receive one share of common stock of the Holding Company.

2.

Each holder of Class A common stock of the Bank shall cease to be a stockholder of the Bank and the ownership of all shares of the issued and outstanding Class A common stock of the Bank shall thereupon automatically vest in the Holding Company as the acquiring corporation.

3.

As of the Effective Time, until surrendered for exchange in accordance with this Reorganization Plan, each physical certificate theretofore representing Class A common stock of the Bank will be deemed to evidence the right to receive Holding Company common stock. However, stockholders who do not surrender their physical Bank stock certificates will not be issued certificates representing the shares of Holding Company common stock they may be entitled to receive and will not be paid dividends or other distributions. Any such dividends or distributions which such stockholders would otherwise receive will be held, without interest, for their accounts until surrender of their physical Bank stock certificates. The Holding Company shall not be obligated to deliver certificates (or evidence of shares of Holding Company common stock in book-entry form) of shares of Holding Company common stock to any former Bank stockholder until such stockholder surrenders his, her, or its physical Bank stock certificates.

4.

From and after the Effective Time, any shares of Bank Class A common stock held for stockholders in book-entry form shall automatically be converted by the transfer agent of the Bank and the Holding Company to the same number of shares of Holding Company common stock.

5.	After the Effective Time, the Bank’s stockholders will be furnished instructions for surrendering their present physical stock certificates and for replacing any lost, stolen or destroyed.

ARTICLE IV: Termination

The Reorganization Plan may be terminated, in the sole discretion of the Bank’s Board of Directors, at any time before the Effective Time if:

(1) the number of shares of Class A common stock of the Bank voted against the Share Exchange, or in respect of which written notice is given purporting to dissent from the Share Exchange, shall make consummation of the Share Exchange unwise in the opinion of the Bank’s Board of Directors;

(2) any act, suit, proceeding or claim relating to the Share Exchange has been instituted or threatened before any court or administrative body; or

(3) the Bank’s Board of Directors subsequently determines that the Share Exchange is inadvisable.

Upon termination by written notice as provided in this Article IV, this Reorganization Plan shall be void and of no further effect, and there shall be no liability by reason of this Reorganization Plan or the termination thereof on the part of either the Bank, the Holding Company, or the directors, officers, employees, agents or stockholders of either of them.

ARTICLE V: Miscellaneous

1.

This Reorganization Plan may be amended by the Boards of Directors of the Bank and the Holding Company at any time prior to the Effective Time, notwithstanding approval of this Reorganization Plan by the stockholders of the Bank, provided that no such amendment shall (i) alter or change the amount or kind of Reorganization Consideration to be received in exchange for the Bank’s Class A common stock or (ii) waive any of the requirements for a bank holding company formation as set forth in the New York Banking Law.

2.

This Reorganization Plan contains the entire agreement of the Bank and the Holding Company with respect to the transactions contemplated hereby. This Reorganization Plan may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.	The terms and conditions of this Reorganization Plan shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.

Nothing in this Reorganization Plan, express or implied, other than the right to receive the Reorganization Consideration, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Reorganization Plan.

5.

The section headings contained in this Reorganization Plan are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Reorganization Plan.

6.	This Reorganization Plan shall be governed by and construed in accordance with the laws of the State of New York.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Reorganization Plan to be executed and attested in counterparts by their duly authorized officers and directors, and their corporate seals to be hereunto affixed as of the day and year first above written.

AMALGAMATED BANK

By:	/s/ Keith Mestrich
Keith Mestrich
President and Chief Executive Officer

AMALGAMATED FINANCIAL CORP.

By:	/s/ Keith Mestrich
Keith Mestrich
President and Chief Executive Officer

ANNEX B

Laws of New York	Page 1 of 3

Section 6022 of the New York Banking Law

§6022. Procedure to enforce stockholder’s right to receive payment for shares. 1. A stockholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of stockholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a statement that he intends to demand payment for his shares if the action is taken. Such objection is not required from any stockholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of stockholders without a meeting.

2. Within ten days after the stockholders’ authorization date, which term as used in this section means the date on which the stockholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite stockholders, the corporation shall give written notice of such authorization or consent by registered mail to each stockholder who filed written objection or from whom written objection was not required, excepting any who voted for or consented in writing to the proposed action.

3. Within twenty days after the giving of notice to him, any stockholder to whom the corporation was required to give such notice and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares.

4. A stockholder may not dissent as to less than all of the shares, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominee or fiduciary.

5. Upon filing a notice of election to dissent, the stockholder shall cease to have any of the rights of a stockholder except the right to be paid the fair value of his shares and any other rights under this section. Withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the stockholder is not entitled to receive payment for his shares, or the stockholder shall otherwise lose his dissenter’s rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a stockholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

6. At the time of filing the notice of election to dissent or within one month thereafter the stockholder shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the stockholder or other person who submitted them on his behalf. Any stockholder who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting stockholder had after filing his notice of election.

7. Within seven days after the expiration of the period within which stockholders may file their notices of election to dissent, or within seven days after the proposed corporate action is consummated, whichever is later, the corporation or, in the case of a merger, the receiving corporation, shall make a written offer by registered mail to each stockholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting stockholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. If within thirty days after the making of such offer, the corporation making the offer and any stockholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer upon the surrender of the certificates representing such shares.

8. The following procedure shall apply if the corporation fails to make such offer within such period of seven days, or if it makes the offer and any dissenting stockholder or stockholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(a) The corporation or, in the case of a merger, the receiving corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting stockholders and to fix the fair value of their shares.

(b) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting stockholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(c) All dissenting stockholders, excepting those who, as provided in subdivision seven, have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting stockholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting stockholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(d) The court shall determine whether each dissenting stockholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting stockholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the stockholders’ authorization date, excluding any appreciation or depreciation directly or indirectly induced by such corporate action or its proposal. The court may, if it so elects, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Such appraiser shall have the power, authority and duties specified in the order appointing him, or any amendment thereof.

(e) The final order in the proceeding shall be entered against the corporation in favor of each dissenting stockholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(f) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the stockholders’ authorization date to the date of payment. If the court finds that the refusal of any stockholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(g) The costs and expenses of such proceeding shall be determined by the court and shall be assessed against the corporation, or, in the case of a merger, the receiving corporation, except that all or any part of such costs and expenses may be apportioned and assessed, as the court may determine, against any or all of the dissenting stockholders who are parties to the proceeding if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. Such expenses shall include reasonable compensation for and the reasonable expenses of the appraiser, but shall exclude the fees and expenses of counsel for and experts employed by any party unless the court, in its discretion, awards such fees and expenses. In exercising such discretion, the court shall consider any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which such corporation offered to pay; (B) that no offer was made by such corporation; and (C) that such corporation failed to institute the special proceeding within the period specified therefor.

(h) Within sixty days after final determination of the proceeding, the corporation or, in the case of a merger, the receiving corporation shall pay to each dissenting stockholder the amount found to be due him, upon surrender of the certificates representing his shares.

9. Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall be dealt with as provided in section five thousand fourteen, except that, in the case of a merger, they shall be disposed of as provided in the plan of merger or consolidation.

10. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subdivision five, and except that this section shall not exclude the right of such stockholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

11. Except as otherwise expressly provided in this section, any notice to be given by a corporation to a stockholder under this section shall be given in the manner provided in section six thousand five.

ANNEX C

CERTIFICATE OF INCORPORATION

OF

AMALGAMATED FINANCIAL CORP.

A PUBLIC BENEFIT CORPORATION

ARTICLE I

NAME

The name of the corporation is Amalgamated Financial Corp. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office and the name and address of the registered agent for service of process required by the Delaware General Corporation Law (the “DGCL”) to be maintained are as follows:

The Corporation Trust Company

1209 Orange St.

Wilmington, New Castle County, Delaware 19801

ARTICLE III

PURPOSES AND POWERS

The Corporation shall be a public benefit corporation as contemplated by subchapter XV of the DGCL or any successor provisions, that it is intended to operate in a responsible and sustainable manner and to produce a public benefit or benefits, and is to be managed in a manner that balances the stockholders pecuniary interests, the best interests of those materially affected by the corporation’s conduct, and the public benefit or benefits identified in this certificate of incorporation. If the DGCL is amended to alter or further define the management and operation of public benefit corporations, then the Corporation shall be managed and operated in accordance with the DGCL, as so amended.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, and such purpose shall include creating a material positive impact on society and the environment, taken as a whole, from the business and operations of the Corporation. The Corporation shall be authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the DGCL may have under the laws of the State of Delaware as in effect from time to time.

ARTICLE IV

CAPITAL STOCK

4.01 Designation and Amount. The aggregate number of shares which the Corporation shall have authority to issue is 71,000,000, consisting of (i) 70,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”); and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The aggregate number of shares which the Corporation shall have authority to issue pursuant to this Section 4.01 (as well as the allocation between Common Stock and Preferred Stock) may be amended, altered, changed, increased, or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock.

4.02 Common Stock.

(a) Rights of the Common Stock. Subject to the rights of any shares of Preferred Stock as set forth in a Certificate of Designations (as defined below), the board of directors of the Corporation (the “Board”) may declare and pay dividends on the Common Stock out of the funds legally available therefor at such times and in such amounts as the Board may determine in its sole discretion. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and subject to the rights of any shares of Preferred Stock as set forth in a Certificate of Designations, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares held by each such holder.

(b) Voting. Except as otherwise provided by applicable law, this Certificate of Incorporation (this “Certificate”), or any Certificate of Designations, all of the voting power of the Corporation shall be vested in the holders of Common Stock, and each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on all matters to be voted upon by the stockholders.

(c) No Preemptive Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

4.03 Preferred Stock. The Board is expressly authorized to provide by resolution for the issuance from time to time and at any time shares of Preferred Stock in one or more series by filing a certificate (each, a “Certificate of Designations”) pursuant to the DGCL setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Certificate of Designations) increase or decrease (but not below the number of shares thereof then outstanding), subject to the provisions of Section 4.01 of this Certificate;

(c) the amounts, dates, and rates at which dividends, if any, shall be payable, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the redemption rights and price or prices, if any, for shares of the series;

(e) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(f) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or rate, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(i) any other rights, powers, and preferences of such shares as are permitted by law.

ARTICLE V

INCORPORATOR

The name and mailing address of the incorporator is as follows:

Deborah Silodor

Amalgamated Financial Corp.

275 Seventh Avenue

New York, New York 10001

ARTICLE VI

BOARD OF DIRECTORS

6.01 General Powers and Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The number of directors of the Corporation shall be fixed from time to time pursuant to the Bylaws of the Corporation (the “Bylaws”).

6.02 Written Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so require.

6.03 No Cumulative Voting. There shall be no cumulative voting in the election of directors.

ARTICLE VII

STOCKHOLDER ACTION

7.01 Action by Stockholder Consent in Lieu of a Meeting. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent without a meeting but only if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares of the Corporation entitled to vote thereon.

ARTICLE VIII

LIMITATION OF LIABILITY

8.01 Limitation of Director Liability. The liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated or limited to the fullest extent permitted by applicable law. Without limiting the effect of the preceding sentence, if applicable law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of the director shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended. Any disinterested failure to satisfy DGCL Section 365 shall not, for the purposes of Sections 102(b)(7) or 145 of the DGCL, or for the purposes of any use of the term “good faith” in this Certificate or the Bylaws in regard to the indemnification or advancement of expenses of officers, directors, employees and agents, constitute an act or omission not in good faith, or a breach of the duty of loyalty. Any repeal or modification of this Section 8.01 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8.02 Repeal or Modification. Any repeal or modification of this Article VIII shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of this Corporation existing at, or arising out of any facts, incidents, acts or omissions occurring prior to, the effective date of such repeal or modification (regardless of when any action, suit or proceeding, whether civil, criminal, administrative or investigative (or part thereof) relating to such facts, incidents, acts or omissions arises or is first threatened, commenced or completed).

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

Except as otherwise expressly provided in this Certificate, any provision contained in this Certificate may be amended, altered, changed or repealed in accordance with the DGCL. Notwithstanding the foregoing, and except as otherwise expressly provided in this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with Article III, VI, VIII, or IX.

ARTICLE X

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, subject to the next sentence, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws, except as would be inconsistent with applicable law or the Bylaws. Except as otherwise expressly set forth in the Bylaws, the Bylaws may be amended, altered, changed, or repealed, and new bylaws adopted, by the Board without the consent of the stockholders; provided, however, the stockholders shall also have the power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, except to the extent the Bylaws require approval by a higher percentage.

[Signature Page Follows]

I, Deborah Silodor, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 25th day of August, 2020.

Incorporator

By:	/s/ Deborah Silodor
Name:	Deborah Silodor

ANNEX D

BYLAWS

OF

AMALGAMATED FINANCIAL CORP.

Adopted by the Board of Directors on September 3, 2020

BYLAWS OF AMALGAMATED FINANCIAL CORP.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of Amalgamated Financial Corp. (the “Corporation”), a public benefit corporation under Delaware law, will be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

Section 1.02 Other Offices. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03 Special Meetings.

(a) Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i) by a majority of the Board of Directors, the Chair of the Board of Directors, any Vice Chair of the Board of Directors, the Chief Executive Officer or the President; or

(ii) by the Secretary, following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.03 from stockholders of record who own, in the aggregate, at least two-thirds of all of the outstanding shares of common stock of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b) Notice. A request to the Secretary shall be delivered to him or her at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i) a brief description of each matter of business desired to be brought before the special meeting;

(ii) the reasons for conducting such business at the special meeting;

(iii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment); and

(iv) the information required in Section 2.12(b) of these bylaws (for stockholder nomination demands) or Section 2.12(c) of these bylaws (for all other stockholder proposal demands), as applicable.

(c) Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d) Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i) the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.03(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors);

(iv) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”); or

(v) the written demand to call the special meeting does not comply with this Section 2.03.

(e) Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice of Meetings. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”). Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06 List of Stockholders. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07 Quorum. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board, or in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f) limitations on the time allotted to questions or comments by participants.

Section 2.09 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such stockholder.

(b) Election of Directors. The election of directors shall be by written ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, the election of directors shall be decided by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, that, if the Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. For purposes of this Section 2.09(b), a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

(c) Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization may be a document executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction (including any electronic transmission) of the proxy authorized by this Section 2.09(d) may be substituted for or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original document. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Board of Directors shall, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.11 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the Corporation’s principal executive offices: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.12, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.12(a)(iii) or Section 2.12(d), a Proposing Stockholder’s notice to the Secretary shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

(A) consents to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected, and

(B) makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Corporate Governance Principles, Code of Ethics and Business Conduct and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, and (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposing Stockholder and the beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each nominee proposed, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(vii) as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any,

(B) (1) the class or series and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the Proposing Stockholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Proposing Stockholder or such beneficial owner has a right to vote any shares of any security of the Corporation, and (4) any rights to dividends on the shares of the Corporation owned beneficially by the Proposing Stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, and (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the Proposing Stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

(C) any performance-related fees (other than an asset-based fee) that the Proposing Stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the Proposing Stockholder’s or such beneficial owner’s immediate family sharing the same household, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such performance-related fees in effect as of the record date for the meeting within five business days after the record date for such meeting,

(D) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(E) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(F) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and that the Proposing Stockholder (or a qualified representative thereof) intends to appear in person at the meeting,

(G) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or business to be brought before the meeting, as applicable, and/or otherwise to solicit proxies from stockholders in support of the nominees whom the Proposing Stockholder proposes to nominate for election or reelection to the Board or the business that the Proposing Stockholder proposes to bring before the meeting, as applicable,

(H) to the extent known to the Proposing Stockholder or the beneficial owner, if any, the name(s) of any other stockholder(s) of the Corporation (whether holders of record of beneficial owners) that support the nominees whom the Proposing Stockholder proposes to nominate for election or reelection to the Board or the business that the Proposing Stockholder proposes to bring before the meeting, as applicable,

(I) a description of any pending or threatened legal proceeding in which the Proposing Stockholder or the beneficial owner, if any, is a party or participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation,

(J) a description of any other material relationship between the Proposing Stockholder or the beneficial owner, if any, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation or its affiliates, on the other hand, and

(K) any other information relating to the Proposing Stockholder or the beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the request by the Corporation for subsequent information has been delivered to the Proposing Stockholder.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v) a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vi) the information required by Section 2.12(b)(vii) above.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors or any committee thereof; or

(ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e) Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12. If any proposed nomination was not made or proposed in compliance with this Section 2.12 or other business was not made or proposed in compliance with this Section 2.12, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not provide the information required under this Section 2.12 to the Corporation, including the updated information required by Section 2.12(b)(vii)(B)(1), 2.12(b)(vii)(C), 2.12(b)(vii)(D), and 2.12(b)(vii)(E) within five business days after the record date for such meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(f) Rule 14a-8. This Section 2.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(g) General.

(i) A Proposing Stockholder giving a notice under this Section 2.12 shall update and supplement its notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.12 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the Corporation’s principal executive offices not later than five business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof); provided, that this Section 2.12(g) shall not permit any Proposing Stockholder to change any proposed business or nominee (or add any proposed business or nominee), as the case may be.

(ii) Notwithstanding the foregoing provisions of this Section 2.12, all director nominations are subject to any required regulatory approval(s), and a proposed director will not be entitled to vote on any matter or otherwise take any action in the capacity of a director until all required regulatory approvals, if any, have been obtained.

Section 2.13 Action by Stockholder Consent in Lieu of a Meeting. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent without a meeting but only if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares of the Corporation entitled to vote thereon.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Number; Term of Office. The Board of Directors shall consist of not less than seven and not more than 21 directors as fixed from time to time by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.03 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Section 3.04 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

Section 3.05 Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders holding a majority of the shares then entitled to vote at an election of directors may remove any director from office with or without cause.

Section 3.06 Fees and Expenses. Directors shall receive such reasonable fees for their services on the Board of Directors and any committee thereof and such reimbursement of their actual and reasonable expenses as may be fixed or determined by the Board of Directors.

Section 3.07 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors.

Section 3.08 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chair of the Board or the President on at least 48 hours’ notice to each director given by one of the means specified in Section 3.11 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chair of the Board or the President in like manner and on like notice on the written request of any three or more directors. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.09 Telephone Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

Section 3.10 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.11 Notices. Subject to Section 3.08, Section 3.10, and Section 3.12 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission.

Section 3.12 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.13 Organization. At each regular or special meeting of the Board of Directors, the Chair of the Board or, in his or her absence, the lead independent director or, in his or her absence, another director or officer selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.14 Quorum of Directors. Except as otherwise provided by these bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.15 Action by Majority Vote. Except as otherwise provided by these bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.16 Directors’ Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission.

Section 3.17 Chair of the Board. The Board of Directors shall annually elect one of its members to be the Chair of the Board and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these bylaws, the Chair of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

Section 3.18 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 3.19 Supermajority Approval for Termination of Pension Plan. Any decision by the Board of Directors to withdraw, in a complete or partial withdrawal, from the Consolidated Retirement Fund (the “CRF”), or to amend Amalgamated Bank’s participation in the CRF in a manner materially detrimental to its participants, shall require approval by not less than two thirds of the disinterested Board members with such vote to be held at a Board of Directors meeting at which all Board members are given notice and an opportunity to participate in the discussion. In making such decision, the directors shall take into account each of the factors set forth in Section 7015(2) of the New York Banking Law and that Amalgamated Bank is committed, as part of its mission and marketing efforts, to progressive pay policies for its employees.

ARTICLE IV

OFFICERS

Section 4.01 Positions and Election. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The Board of Directors, in its discretion, may also elect one or more other officers including, without limitation, one or more individuals designated by the Board of Directors as an “executive officer” for purposes of the Securities and Exchange Commission’s rules and regulations, one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents and Assistant Vice Presidents), a Treasurer, and such other officers, assistant or deputy officers and agents, as may be elected from time to time by or under the authority of the Board of Directors.

Section 4.02 Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of his or her resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.03 Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these bylaws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.04 President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of president.

Section 4.05 Vice Presidents. Each vice president of the Corporation shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President, or that are incident to the office of vice president.

Section 4.06 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.07 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chair of the Board, or the Chief Executive Officer. The Chief Financial Officer shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 4.08 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.09 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

Section 4.10 Execution Authority. All contracts of the Corporation shall be executed on behalf of the Corporation by: (a) the Chief Executive Officer or the President; or (b) such other person as may be authorized by the Board of Directors, and, if required, the seal of the Corporation shall be thereto affixed to attested by the Secretary or an assistant secretary of the Corporation.

Section 4.11 Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving compensation in his or her capacity as an officer by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the Corporation or, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Section 5.02 Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a director, officer, or employee of the Corporation in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by the Corporation, subject to such terms and conditions as the general counsel of the Corporation in his or her discretion deems appropriate.

Section 5.03 Non-Exclusivity of Rights. The rights conferred on any person by this Article V will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

Section 5.04 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.05 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 5.06 Repeal, Amendment, or Modification. Any amendment, repeal, or modification of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI

STOCK CERTIFICATES AND THEIR TRANSFER

Section 6.01 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

Section 6.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 6.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04 Lost, Stolen, or Destroyed Certificates. The Board of Directors or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

Section 6.05 Public Benefit Corporation Notice. Any certificate representing shares of stock of the Corporation shall note conspicuously that that the Corporation is a public benefit corporation formed pursuant to Subchapter XV of the DGCL.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.02 Fiscal Year. The fiscal year of the Corporation shall be fixed and shall begin on January 1 and end on December 31 of each year, unless thereafter changed by resolution of the Board of Directors.

Section 7.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.04 Conflict with Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 7.05 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 7.06 Distributions. The Board of Directors may from time to time authorize, and the Corporation may pay or distribute, dividends or other distributions on the outstanding shares of capital stock of the Corporation in such manner and upon such terms and conditions as are permitted by the Certificate of Incorporation and the DGCL.

ARTICLE VIII

PUBLIC BENEFIT CORPORATION PROVISIONS

Section 8.01 Stockholder Meeting Notice. The Corporation shall include in every notice of meeting of its stockholders a statement to the effect that it is a public benefit corporation under Subsection XV of the DGCL.

Section 8.02 Periodic Statements. The Corporation shall no less than biennially provide the stockholders with a statement as to the Corporation’s promotion of the public benefit or public benefits identified in the Certificate of Incorporation and of the best interests of those materially affected by the Corporation’s conduct. The statement shall include:

(a) The objectives the Board of Directors has established to promote such public benefit or public benefits and interests;

(b) The standards the Board of Directors has adopted to measure the Corporation’s progress in promoting such public benefit or public benefits and interests;

(c) Objective factual information based on those standards regarding the Corporation’s success in meeting the objectives for promoting such public benefit or public benefits and interests; and

(d) An assessment of the Corporation’s success in meeting the objectives and promoting such public benefit or public benefits and interests.

ARTICLE IX

AMENDMENTS

Except for amending Article III, Section 3.19, which shall require a vote of two-thirds of the entire Board, these bylaws may be adopted, amended, or repealed or new bylaws adopted as provided in the Certificate of Incorporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Holding Company’s bylaws provide that the Holding Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the Holding Company or, while a director, officer, or employee of the Holding Company, is or was serving at the request of the Holding Company as a director, officer, or employee of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Holding Company shall only be required to indemnify a person in connection with such a proceeding (or part thereof) commenced by such person if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Holding Company’s board of directors.

The foregoing right to indemnification includes the right to an advancement of expenses reasonably incurred by a director, officer, or employee of the Holding Company in defending any such proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined by final adjudication from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

The Holding Company’s bylaws also provide that the Holding Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Holding Company, or is or was serving at the request of the Holding Company as a director, officer, or employee of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Holding Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

In addition, the Holding Company’s certificate of incorporation provides that the liability of a director to the Holding Company or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated or limited to the fullest extent permitted by applicable law, and that if applicable law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the director shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended. Further, as a Delaware public benefit corporation, the DGCL permits, and the Holding Company’s certificate of incorporation provides, that any disinterested failure by a director to satisfy his or her fiduciary duties shall not, for the purposes of Sections 102(b)(7) and 145 of the DGCL, or for the purposes of any use of the term “good faith” in the Holding Company’s certificate of incorporation or bylaws in regard to the indemnification or advancement of expenses of officers, directors, employees and agents, constitute an act or omission not in good faith, or a breach of the duty of loyalty. Finally, the DGCL provides that a Holding Company director’s decision implicating the requirement under the DGCL that a director of a public benefit corporation balance the stockholders’ pecuniary interests, the best interests of those materially affected by the Holding Company’s conduct, and the public benefit identified in the Holding Company’s certificate of incorporation will be deemed to satisfy such director’s fiduciary duties to stockholders and the Holding Company if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Holding Company pursuant to the provisions discussed above, the Holding Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II - 1

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Number	Description

2.1	Plan of Acquisition by and between Amalgamated Financial Corp. and Amalgamated Bank (included as Annex A to the Proxy Statement/Prospectus contained in this Registration Statement on Form S-4EF and incorporated herein by reference)

3.1	Certificate of Incorporation of Amalgamated Financial Corp. (included as Annex C to the Proxy Statement/Prospectus contained in this Registration Statement on Form S-4EF and incorporated herein by reference)

3.2	Bylaws of Amalgamated Financial Corp. (included as Annex D to the Proxy Statement/Prospectus contained in this Registration Statement on Form S-4EF and incorporated herein by reference)

4.1	Specimen stock certificate of Amalgamated Financial Corp. common stock**

4.2	Investor Rights Agreement by and between Amalgamated Bank and the Workers United Related Parties**,†

4.3	Registration Rights Agreement, dated April 11, 2012, by and among Amalgamated Bank and the Various Stockholders Party Thereto**

4.4	See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws of Amalgamated Financial Corp. defining rights of the holders of common stock of Amalgamated Financial Corp.

4.5	Long-Term Debt: currently no issuance of debt of the registrant exceeds 10% of the assets of the registrant and its subsidiaries on a consolidated basis

5.1	Opinion of Nelson Mullins Riley and Scarborough, LLP**

8.1	Opinion of Nelson Mullins Riley and Scarborough, LLP regarding certain U.S. federal income tax aspects of the reorganization**

10.1	Amended and Restated Employment Agreement, dated July 25, 2017, between Amalgamated Bank and Keith Mestrich*, **

10.2	Amendment, dated May 16, 2019, to the Amended and Restated Employment Agreement between Amalgamated Bank and Keith Mestrich*, **

10.3	Amendment, dated April 23, 2020, to the Amended and Restated Employment Agreement, as amended, between Amalgamated Bank and Keith Mestrich*, **

10.4	Change in Control Plan*, **

10.5	Collective Bargaining Agreement with Office and Professional Employees International Union, Local 153, AFL-CIO, dated March 11, 2020*,**

10.6	Amalgamated Bank Employee Stock Purchase Plan**

10.7	Independent Office Agreement with Local 32BJ SEIU*, **

10.8	Side Letter with the various Funds associated with The Yucaipa Companies, LLC*, **

10.9	Consolidated Retirement Plan, as amended and restated on January 1, 2015*, **

10.10	Amalgamated Bank 2017 Long Term Incentive Plan*, **

10.11	Amalgamated Bank Annual Incentive Plan*, **

PART II - 2

Exhibit Number	Description

10.12	Form of Nonqualified Stock Option Agreement*, **

10.13	Amalgamated Bank 2019 Equity Incentive Plan*, **

10.14	Form of Award Agreement for Restricted Stock Units to be made under the Amalgamated Bank 2019 Equity Incentive Plan*, **

10.15	Form of Award Agreement for Performance Stock Units to be made under the Amalgamated Bank 2019 Equity Incentive*, **

10.16	Form of Revised Award Agreement for Performance Stock Units to be made under the Amalgamated Bank 2019 Equity Incentive Plan*, **

16.1	Letter of KPMG LLP dated December 17, 2019 to the FDIC regarding statements included in the Current Report on Form 8-K filed with the FDIC December 17, 2019**

21.1	Subsidiaries of Amalgamated Financial Corp.**

23.1	Consent of KPMG LLP, independent registered public accounting firm**

23.2	Consent of Nelson Mullins Riley and Scarborough, LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page)**

99.1	Form of Proxy Card to be used by Amalgamated Bank***

99.2	Amalgamated Bank’s Annual Report on Form 10-K for the year ended December 31, 2019**

99.3	Amalgamated Bank’s Quarterly Report on Form 10-Q for the period ended March 31, 2020**

99.4	Amalgamated Bank’s Quarterly Report on Form 10-Q for the period ended June 30, 2020**

99.5	Definitive Proxy Statement on Schedule 14A for Amalgamated Bank’s 2020 Annual Meeting of Stockholders**

99.6	Definitive Additional Materials on Schedule 14A for Amalgamated Bank’s 2020 Annual Meeting of Stockholders**

99.7	Amalgamated Bank’s Current Report on Form 8-K filed on April 7, 2020**

99.8	Amalgamated Bank’s Current Report on Form 8-K filed on April 27, 2020**

99.9	Amalgamated Bank’s Current Report on Form 8-K filed on May 1, 2020**

99.10	Amalgamated Bank’s Current Report on Form 8-K filed on June 26, 2020**

99.11	Amalgamated Bank’s Current Report on Form 8-K filed on September 8, 2020***

*

Indicates a management compensatory plan or arrangement with Amalgamated Bank. Amalgamated Bank is an affiliate of the registrant and will become a wholly owned subsidiary of the registrant upon consummation of the reorganization transaction which is the subject of this registration statement.

**	Previously filed.
***	Filed herewith.
†

Pursuant to Item 601(a)(5) of Regulation S-K, Amalgamated Financial Corp. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Investor Rights Agreement to the SEC upon request.

(b)	Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the U.S. Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

(c)	Report, Opinion or Appraisal. See the Exhibit Index under Item 21(a) of this registration statement.

PART II - 3

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

PART II - 4

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus (i) that is filed pursuant to paragraph (6) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(10) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II - 5

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 25, 2020.

AMALGAMATED FINANCIAL CORP.

By:	/s/ Keith Mestrich Keith Mestrich President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below in the City of New York, State of New York, on September 25, 2020.

Signature	Title

*	Director
Donald E. Bouffard, Jr.

*	Director
Maryann Bruce

*	Director
Patricia Diaz Dennis

*	Director
Robert C. Dinerstein

*	Director
Mark A. Finser

*	Director
Julie Kelly

*	Director
John McDonagh

Signature	Title

/s/ Keith Mestrich	Director, President, & Chief Executive Officer (Principal Executive Officer)
Keith Mestrich

*	Director
Stephen R. Sleigh
/s/ Andrew LaBenne	Chief Financial Officer (Principal Financial Officer)
Andrew LaBenne
/s/ Jason Darby	Chief Accounting Officer (Principal Accounting Officer)
Jason Darby

*By:	/s/ Andrew LaBenne
Andrew LaBenne
Attorney-in-Fact